Exhibit 10.122

This document prepared by: Charles D. Brown, III, Esq. Womble Bond Dickinson (US) LLP After recording return to:
Thompson Hine LLP 335 Madison Avenue New York, New York 10017 Attention: Karen M. Kozlowski, Esq.

DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, ASSIGNMENT OF
CONTRACTS, SECURITY AGREEMENT, AND FIXTURE FILING

(Project Commonly Known as “Timberview MHP”)

THIS DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, ASSIGNMENT OF CONTRACTS, SECURITY AGREEMENT, AND FIXTURE FILING (this “Security Instrument”) is made as of September 14, 2022, by TIMBERVIEW MHP LLC, a North Carolina limited liability company (“Grantor”), whose address is 136 Main Street, Pineville, NC 28134, in favor of HARBOR CITY TITLE INSURANCE AGENCY OF NC, INC., a North Carolina corporation, as trustee, its successors and assigns (“Trustee”), whose address is 6201 Fairview Road, Suite 325, Charlotte, NC 28210, for the benefit of KEYBANK NATIONAL ASSOCIATION, its successors, participants, and assigns (“Beneficiary”), whose address is 726 Exchange Street, Suite 900, Mail Code: NY-00-72-0100, Buffalo, NY 14210. Capitalized terms used in this Security Instrument without definition have the meanings given to them in the Loan Agreement referred to below.

NOTICE TO RECORDER: THIS DOCUMENT CONSTITUTES A SECURITY AGREEMENT AND FIXTURE FILING UNDER ARTICLE 9 OF THE UNIFORM COMMERCIAL CODE AND SHOULD BE FILED AND INDEXED IN THE REAL ESTATE RECORDS NOT ONLY AS A DEED OF TRUST, BUT ALSO AS A SECURITY AGREEMENT AND FIXTURE FILING.

Security Instrument (Deed of Trust)	page 1

Notice to Grantor: The Note secured by this Security Instrument contains provisions for a variable interest rate.

1.	GRANT AND SECURED OBLIGATIONS.

1.1 Grant. For the purpose of securing payment and performance of the Secured Obligations defined and described in Section 1.2 hereof, Grantor hereby irrevocably and unconditionally grants, bargains, sells, conveys, transfers and assigns to Trustee in trust, in fee simple, forever, for the benefit of Beneficiary, and its successors and assigns, with power of sale and with right of entry and possession, all estate, right, title and interest that Grantor now has or may later acquire in and to the following property (all or any part of such property, or any interest in all or any part of it, as the context may require, the “Property”):

1.1.1 The real property located in the county of Randolph, state of North Carolina, as described in EXHIBIT A attached hereto, together with all existing and future easements and rights affording access to it (the “Premises”);

1.1.2 All buildings, structures, and improvements now located or later to be constructed on the Premises (the “Improvements” and, together with the Premises, the “Project”);

1.1.3 All existing and future appurtenances, privileges, easements, franchises, and tenements of the Premises, including all minerals, oil, gas, other hydrocarbons and associated substances, sulfur, nitrogen, carbon dioxide, helium, and other commercially valuable substances that may be in, under or produced from any part of the Premises, all development rights and credits, air rights, water, water rights (whether riparian, appropriative or otherwise, and whether or not appurtenant), and water stock, and any portion of the Premises lying in the streets, roads or avenues currently existing or later constructed;

1.1.4 Subject to, and without in any way limiting the absolute assignment in Section 2 hereof, all existing and future leases, subleases, subtenancies, licenses, rental agreements, occupancy agreements, and concessions relating to the use and enjoyment of or affecting all or any part of the Premises or Improvements, any and all guaranties, extensions, renewals, replacements and modifications thereof, and all other agreements relating to or made in connection therewith, and any agreement (written or oral) between Grantor or its agents, and any tenant, lessee, occupant, licensee, guest or invitee pursuant to which Grantor, or its agent, agrees to permit such tenant, lessee, occupant, licensee, guest or invitee to park in or at the Project (each a “Lease”, and collectively, the “Leases”);

1.1.5 All real property and improvements on such real property, and all appurtenances and other property and interests of any kind or character, whether described in EXHIBIT A or not that may be reasonably necessary or desirable to promote the present and any reasonable future beneficial use and enjoyment of the Premises or Improvements;

1.1.6 All goods, materials, supplies, chattels, furniture, fixtures, equipment, and machinery now or later to be attached to, placed in or on, or used in connection with the use, enjoyment, occupancy or operation of all or any part of the Premises or Improvements, including the Property Management Agreement between Grantor and Mobile Home Rentals LLC, dated September 8, 2022, whether stored on the Premises or elsewhere, including all pumping plants, engines, pipes, ditches and flumes, and also all gas, electric, cooking, heating, cooling, air conditioning, lighting, refrigeration, and plumbing fixtures and equipment, all of which shall be considered to the fullest extent of the law to be real property for purposes of this Security Instrument, and any manufacturer’s warranties with respect thereto;

Security Instrument (Deed of Trust)	page 2

1.1.7 All building materials, equipment, work in process and other personal property of any kind, whether stored on the Premises or elsewhere, that have been or later will be acquired for the purpose of being delivered to, incorporated into or installed in or about the Premises or Improvements;

1.1.8 All of Grantor’s interest in and to all operating accounts, the Loan funds, whether disbursed or not, all reserve accounts, impound accounts, and any other bank accounts of Grantor relating to the Project or the operation thereof;

1.1.9 All rights to the payment of money, accounts, accounts receivable, reserves, deferred payments, refunds, cost savings, payments and deposits, whether now or later to be received from third parties (including all earnest money sales deposits) or deposited by Grantor with third parties (including all utility deposits), chattel paper, instruments, documents, notes, drafts and letters of credit (other than letters of credit in favor of Beneficiary), that arise from or relate to construction on the Premises, leasing of the Premises or Improvements, or to any business now or later to be conducted on it, or to the Premises and Improvements generally;

1.1.10 All refunds, rebates, reimbursements, reserves, deferred payments, deposits, cost savings, governmental subsidy payments, governmentally-registered credits, other credits (including development credits), waivers and payments, whether in cash or in kind, allocated to the Premises, the Improvements, or Grantor, or due and payable by (i) any federal, state, municipal or other governmental or quasi-governmental agency, authority or district or (ii) any insurance or utility company relating to any or all of the Premises or Improvements or arising out of the satisfaction of any conditions imposed upon or the obtaining of any approvals for the development or rehabilitation of the Premises or Improvements;

1.1.11 All insurance policies and the proceeds thereof pertaining to the Premises, the Improvements, or any other property described in this Section 1.1, and all proceeds, including all claims to and demands for them, of the voluntary or involuntary conversion of any property described in this Section 1.1 into cash or liquidated claims, including proceeds of all present and future fire, hazard or casualty insurance policies and all condemnation awards or payments now or later to be made by any public body or decree by any court of competent jurisdiction for any taking or in connection with any condemnation or eminent domain proceeding or any settlement in lieu thereof, and all causes of action and their proceeds for any damage or injury to the Premises, Improvements or the other property described in this Section 1.1, or breach of warranty in connection with the construction of the Improvements, including causes of action arising in tort, contract, fraud or concealment of a material fact;

Security Instrument (Deed of Trust)	page 3

1.1.12 All of Grantor’s right, title, and interest in and to any and all units, common elements, declarant rights, development rights, and any other rights relating to the Premises or the Improvements, whether now existing or subsequently arising, under any and all condominium declarations, covenants, conditions, and restrictions, development agreements, or other agreements or declarations now existing or later executed relating to the Premises or Improvements, and all Laws now existing or later enacted relating to the Premises or Improvements, including those relating to condominiums, and all rights of Grantor in connection with any owner’s association, condominium association, architectural control committee, or similar association or committee, established in connection with the Project, including Grantor’s rights and powers to elect, appoint, and remove officers and directors of any such associations or committees;

1.1.13 All of Grantor’s right, title, and interest in and to any swap transaction or interest rate agreement or interest rate hedging program through the purchase by Grantor of an interest rate swap, cap, or such other interest rate protection product (an agreement evidencing any such arrangement, an “Interest Rate Agreement”), all whether now or hereafter entered into by Grantor with respect to the Loan, including any and all amounts payable to Grantor, any deposit account or accounts with Beneficiary in the name of Grantor for deposit of payments to Grantor in connection with any Interest Rate Agreement or swap transaction, and any and all funds now or hereafter on deposit therein;

1.1.14 All of Grantor’s right, title, and interest in and to (i) all agreements (except for Leases), commitments, and options now or hereafter existing with respect to the construction, ownership, maintenance, operation, management, or use of the Premises or Improvements; (ii) all plans, specifications, drawings, and reports now existing or hereafter prepared with respect to the Premises or Improvements, including architectural and engineering plans, specifications and drawings, soils reports, environmental reports, and all other property reports; (iii) the Project Licenses (hereinafter defined); (iv) any and all present and future amendments, modifications, supplements, and addenda to any of the items described in clauses (i) through (iii) of this Section 1.1.14; and (v) any and all guarantees, warranties (including building or manufacturer’s warranties) and other undertakings (including payment and performance bonds) now existing or hereafter entered into or provided with respect to any of the items described in clauses (i) through (iv) of this Section 1.1.14 (collectively, the “Contracts”);

1.1.15 All of Grantor’s right, title, and interest in and to all trade names, trademarks, logos and other materials used to identify or advertise, or otherwise relating to the Premises or Improvements;

1.1.16 To the fullest extent not prohibited by applicable Laws, all of Grantor’s rights in all building permits, governmental permits, licenses, variances, applications, conditional or special use permits, and other authorizations now or hereafter issued in connection with the construction, development, ownership, operation, management, leasing or use of the Premises or Improvements (the “Project Licenses”);

1.1.17 All books, records, and data pertaining to any and all of the property described above, however recorded, stored, or maintained, including digital, electronic, and computer-readable data and any computer hardware or software necessary to access and process such data (“Books and Records”); and

Security Instrument (Deed of Trust)	page 4

1.1.18 All products, profits, rents, proceeds of, additions and accretions to, substitutions, and replacements for, and changes in any of the property described above.

TO HAVE AND TO HOLD said Property and all rights, estates, powers and privileges appurtenant thereto, unto Trustee and Trustee’s successors and assigns, in trust, in fee simple forever, subject to the terms, provisions and conditions herein set forth.

1.2 Secured Obligations.

1.2.1 Grantor makes the grant, conveyance, assignment, and transfer set forth above, and grants the security interests and liens set forth below for the purpose of securing the following obligations (the “Secured Obligations”) in any order of priority that Beneficiary may choose:

1.2.1.1 Payment of all obligations at any time owing under a promissory note of even date herewith, payable by Grantor and Statesville MHP LLC, each a North Carolina limited liability company (collectively, “Borrower”), as maker, in the stated principal amount of Two Million Nine Hundred Thirty-Eight Thousand and 00/100ths Dollars ($2,938,000.00) to the order of Beneficiary (as it may be amended, restated, modified, or extended, the “Note”), subject to Borrower’s exercise of any extension options available under the terms and conditions of the Loan Agreement (hereinafter defined);

1.2.1.2 Payment and performance of all obligations of Grantor under this Security Instrument;

1.2.1.3 Payment and performance of all obligations of Borrower under an Interim Loan Agreement of even date herewith between Borrower, as “Borrower,” and Beneficiary, as “Lender” (as it may be amended, restated, or modified, the “Loan Agreement”);

1.2.1.4 Payment and performance of any obligations of Borrower under any Loan Documents that are executed by Borrower, but specifically excluding any obligations of Borrower under any guaranty of the Secured Obligations or any separate indemnity agreement executed in connection with the Loan (each an “Indemnity Agreement”), including any environmental, hazardous materials, or building access indemnity agreement;

1.2.1.5 Payment and performance of all obligations of Borrower arising from any Interest Rate Agreements, including any Cash Settlement Amount or any payments on Early Termination payable by Borrower under any Swap Transaction or Confirmation. Capitalized terms used in this subsection not otherwise defined in this Security Instrument are defined in the 2006 ISDA Definitions published by the International Swap Dealers Association, Inc.;

1.2.1.6 Payment and performance of all other obligations that Grantor or any successor in ownership of all or part of the Property may agree to pay and/or perform for the benefit of Beneficiary, when a writing evidences the parties’ agreement that the advance or obligation is secured by this Security Instrument;

Security Instrument (Deed of Trust)	page 5

1.2.1.7 Payment and performance of all modifications, amendments, restatements, extensions, and renewals, however evidenced, of any of the foregoing Secured Obligations; and

1.2.1.8 Payment and performance of all future advances with respect to any of the foregoing Secured Obligations. The maximum principal amount that may be secured by this Security Instrument at any one time is twice the face amount of the Note. The period within which future advances may be made and future obligations may be incurred and secured by this Security Instrument is the period between the date of this Security Instrument and that date which is thirty (30) years from the date of this Security Instrument. If the maximum amount secured by this Security Instrument has not been advanced or if any obligation secured hereby is paid or is reduced by partial payment, further advances may be made and additional obligations secured by this Security Instrument may be incurred from time to time within the time limit fixed by this Security Instrument as set forth above, and such further advances and obligations, together with interest thereon, shall be secured by this Security Instrument to the same extent as original advances and obligations secured hereunder. If the aggregate outstanding principal balance of the obligation or obligations secured by this Security Instrument exceeds the maximum principal amount that may be secured by this Security Instrument at any one time as provided above, then such amount in excess and interest on the amount in excess shall be secured by this Security Instrument but the priority of the lien of this Security Instrument with respect to the amount in excess shall be determined in the manner provided in N.C.G.S. § 45-70. All payments made, sums advanced, and expenses incurred by the beneficiary or secured creditor for the purposes described in N.C.G.S. § 45-70 shall be secured by this Security Instrument and shall have priority as described in § 45-70. The provisions of this Section are intended to comply with the North Carolina General Statutes governing Instruments to Secure Future Advances and Future Obligations, N.C.G.S. § 45-67, et seq.

1.2.2 All persons who may have or acquire an interest in all or any part of the Property will be considered to have notice of, and will be bound by, the terms of the Secured Obligations and each other agreement or instrument made or entered into in connection with each of the Secured Obligations. Such terms include any provisions in the Note or the Loan Agreement that permit borrowing, repayment and re-borrowing, or that provide for a change in the interest rate of any Secured Obligation.

1.2.3 This Security Instrument shall not secure any obligations of guarantors or other third parties under any guaranties of the Secured Obligations or any Indemnity Agreement.

2.	ABSOLUTE ASSIGNMENT OF LEASES AND RENTS.

2.1 Assignment. Grantor hereby irrevocably, absolutely, presently, and unconditionally transfers, assigns, and conveys to Beneficiary all of the right, title and interest of Grantor in and to (a) the Leases; and (b) all rents, issues, profits, security or other deposits, revenues, royalties, accounts, rights, benefits and income of every nature of and from the Property (collectively, “Rents”), including minimum rents, additional rents, advance rents, termination payments, bankruptcy claims, forfeited security deposits, common area maintenance charges, parking revenues, entrance fees, service fees, damages following default, and all proceeds payable under any policy of insurance covering loss of rents resulting from untenantability due to destruction or damage to the Property; together with the immediate and continuing right to collect and receive the same, whether now due or hereafter becoming due; together with any award or other payment that Grantor may hereafter become entitled to receive with respect to any of the Leases as a result of or pursuant to any bankruptcy, insolvency or reorganization or similar proceedings involving any Tenant (hereinafter defined) under the Leases; together with any and all payments made by or on behalf of any Tenant of any part of the Property in lieu of rent; together with all rights and claims of any kind that Grantor may have against any tenant, resident, occupant, lessee, or licensee under the Leases (each a “Tenant”, and collectively, “Tenants”) or against any other occupant of the Premises or Improvements. This is a present and absolute assignment of the Leases and Rents, not an assignment for security only.

Security Instrument (Deed of Trust)	page 6

2.2 Grant of License. Beneficiary hereby confers upon Grantor a license (the “License”) to retain possession of the Leases and collect and retain the Rents as they become due and payable, unless or until the occurrence of an Event of Default (hereinafter defined). Upon the occurrence of an Event of Default, the License shall automatically terminate without notice to Grantor, and without prejudice to Beneficiary. Beneficiary may thereafter, without taking possession of the Property, take possession of the Leases and collect the Rents. Beneficiary and Grantor agree that the mere recordation of this Security Instrument entitles Beneficiary immediately to collect and receive Rents upon the occurrence of an Event of Default without first taking any enforcement action under applicable Laws, such as, but not limited to, providing notice to Grantor, filing foreclosure proceedings, or seeking and/or obtaining the appointment of a receiver.

2.3 No Encumbrance. Grantor shall not assign, sell, pledge, transfer, mortgage, hypothecate, or otherwise encumber its interests in any of the Leases or Rents.

2.4 Collection and Application of Rents.

2.4.1 Right to Collect; Attorney-in-Fact. Subject to the License granted to Grantor above, Beneficiary has the right, power and authority to collect any and all Rents. Grantor hereby appoints Beneficiary its attorney-in-fact, coupled with an interest, at such times as Beneficiary in its sole discretion may so choose, (a) to demand, receive and enforce payment of any and all Rents, including past due and unpaid Rents; (b) to give receipts, releases and satisfactions for any and all Rents; (c) to sue either in the name of Grantor or in the name of Beneficiary for any and all Rents; (d) to perform any obligation, covenant or agreement of Grantor under any of the Leases, and, in exercising any of such obligations, pay all necessary costs and expenses, employ counsel and incur and pay attorneys’ fees; (e) to delegate any and all rights and powers given to Beneficiary by the assignment of Leases and Rents provided for herein; (f) to appear in any bankruptcy, insolvency or reorganization proceeding involving any Tenant under the Leases and to collect any award or payment due Grantor pursuant to any such proceeding; and/or (g) to use such measures, legal or equitable, in its discretion to carry out and effectuate the terms and intent of the assignment of Leases and Rents provided for herein. All such actions shall be taken at the expense of Grantor, who agrees to reimburse Beneficiary, upon demand, for all amounts expended, including reasonable attorneys’ fees, together with interest thereon from the date of expenditure at the Default Rate applicable to the Loan, and the obligation to perform such actions shall be secured by this Security Instrument. Notwithstanding any other provision of this Security Instrument, all awards or payments received by Beneficiary shall be applied to the Secured Obligations in such order as Beneficiary may elect in its sole discretion.

Security Instrument (Deed of Trust)	page 7

2.4.2 Grantor as Trustee. From and after the occurrence of an Event of Default, Grantor shall be the agent of Beneficiary in collection of the Rents, and any Rents so collected by Grantor shall be held in trust by Grantor for the sole and exclusive benefit of Beneficiary, and Grantor shall, within one (1) Business Day after receipt of any Rents, pay the same to Beneficiary to be applied by Beneficiary as set forth in Section 2.10 herein for the “Application of Rents.”

2.4.3 Possession of Property Not Required. Beneficiary’s right to the Rents does not depend on whether or not Beneficiary takes possession of the Property. In Beneficiary’s sole discretion, Beneficiary may choose to collect Rents either with or without taking possession of the Property. If an Event of Default occurs while Beneficiary is in possession of all or part of the Property and is collecting and applying Rents as permitted under this Security Instrument, Beneficiary and any receiver appointed for all or any portion of the Property shall nevertheless be entitled to exercise and invoke every other right and remedy afforded any of them under this Security Instrument and at law and in equity.

2.5 Beneficiary Not Responsible. Under no circumstances shall Beneficiary have any duty to produce Rents from the Property. Regardless of whether or not Beneficiary, in person or by agent, takes actual possession of the Premises and Improvements, unless Beneficiary agrees in writing to the contrary, Beneficiary is not and shall not be deemed to be:

2.5.1 Responsible for the control, care, management or repair of the Property;

2.5.2 A “mortgagee in possession” for any purpose;

2.5.3 Responsible for performing any of the obligations of the lessor under any Lease;

2.5.4 Responsible for any waste committed by Tenants or other occupants of the Property or any other parties, any dangerous or defective condition of the Property, or any negligence in the management, upkeep, repair, or control of the Property;

2.5.5 Responsible for any loss sustained by Grantor resulting from Beneficiary’s failure to lease the Premises or Improvements or from any other act or omission of Beneficiary in managing the Property or administering the Leases; or

2.5.6 Liable in any manner for the Property or the use, occupancy, enjoyment, or operation of all or any part of it.

2.6 Consent to Payment of Rents Directly to Beneficiary. At any time, Beneficiary may, at its option, notify any Tenant or other parties of the existence of the assignment of Leases and Rents provided for herein. Grantor hereby specifically authorizes, instructs and directs each and every present and future Tenant of all or any part of the Premises or Improvements to pay all unpaid and future Rents directly to Beneficiary upon receipt of demand from Beneficiary to so pay the same, and Grantor hereby agrees that each such present and future Tenant may rely upon such written demand from Beneficiary to so pay the Rents without any inquiry into whether there exists an Event of Default hereunder or under the other Loan Documents or whether Beneficiary is otherwise entitled to the Rents. No proof of the occurrence of an Event of Default shall be required. Grantor hereby waives any right, claim or demand that Grantor may now or hereafter have against any present or future Tenant by reason of such payment of Rents to Beneficiary, and any such payment shall discharge such Tenant’s obligation to make such payment to Grantor.

Security Instrument (Deed of Trust)	page 8

2.7 Leasing. Grantor shall not lease the Premises or Improvements except in accordance with the provisions of the Loan Agreement. If Grantor becomes aware that any Tenant proposes to do, or is doing, any act or thing that may give rise to any right to set-off against rent, Grantor shall (a) take such steps as shall be reasonably calculated to prevent the accrual of any right to a set-off against rent, (b) notify Beneficiary thereof and of the amount of said set-offs, and (c) within twenty (20) days after such accrual, reimburse the Tenant who shall have acquired such right to set-off or take such other steps as shall effectively discharge such set- off and as shall assure that rents thereafter due shall continue to be payable without set-off or deduction.

2.8 Further Actions. Grantor shall punctually observe, perform, and discharge all obligations, terms, covenants, conditions, and warranties to be performed by Grantor pursuant to the Leases. Grantor agrees to execute and deliver, at its sole cost and expense, upon Beneficiary’s written request, any documents necessary to cause the specific assignment of any particular Lease or any other document or instrument, the assignment of which is necessary, proper or desirable in Beneficiary’s judgment to carry out the purposes of the assignment of Leases and Rents provided for herein, including any consents to such assignment of Leases and Rents. In addition, Grantor shall, at its sole cost and expense, appear in and defend any action or proceeding arising under, growing out of, or in any manner connected with the Leases or the obligations, duties or liabilities of the landlord or any Tenant thereunder, and shall pay on demand all costs and expenses, including attorneys’ fees that Beneficiary may incur in connection with Beneficiary’s appearance, voluntary or otherwise, in any such action or proceeding, together with interest thereon at the Default Rate from the date incurred by Beneficiary until repaid by Grantor.

2.9 Letters of Credit. Grantor shall notify Beneficiary in writing prior to becoming the beneficiary under any letter of credit supporting any of the Leases, or otherwise in connection with the Property, and will take all actions, and execute all documents, necessary or appropriate to give Beneficiary control (as defined in the Uniform Commercial Code) of such letter of credit and all letter of credit rights thereunder and, if so required by Beneficiary, to deliver the letter of credit to Beneficiary or constitute Beneficiary the transferee beneficiary of such letter of credit.

2.10   Application of Rents. All Rents collected following an Event of Default hereunder shall be applied first to the costs, if any, of taking control of and managing the Property and collecting the Rents, including attorneys’ fees, receiver’s fees, premiums on receiver’s bonds, costs of maintenance and repairs to the Property, premiums on insurance policies, taxes, assessments and other charges on the Property, and the costs of discharging any obligation or liability of Grantor under the Leases, and then to the Secured Obligations. Beneficiary or the receiver shall be liable to account only for those Rents actually received by Beneficiary or the receiver.

Security Instrument (Deed of Trust)	page 9

3.	SECURITY ASSIGNMENT OF CONTRACTS.

3.1 Assignment. To the fullest extent not prohibited by applicable Laws, Grantor hereby grants, assigns, and pledges to Beneficiary all of Grantor’s right, title and interest in and to all of the Contracts as security for the Secured Obligations.

3.2 Grantor’s Covenants. Grantor hereby covenants and represents to Beneficiary as follows:

3.2.1 Grantor shall punctually observe, perform, and discharge each and every obligation, covenant, condition, and agreement of the Contracts to be performed by Grantor.

3.2.2 Grantor shall enforce performance by the other part(y)(ies) to any Contract, of each and every obligation, covenant, condition and agreement to be performed by such other part(y)(ies).

3.2.3 Grantor shall not assign, sell, pledge, transfer, mortgage, hypothecate or otherwise encumber its interests in any Contract. In addition, Grantor shall not consent to, suffer or permit any future assignment or transfer of any material Contract by any party without Beneficiary’s prior written consent in each instance.

3.2.4 Grantor shall not materially alter, amend, modify or terminate any of the Contracts without the prior written consent of Beneficiary, except for service contracts entered into in the ordinary course of business.

3.2.5 Upon Beneficiary’s request following an Event of Default, Grantor shall deliver to Beneficiary all of the original Contracts and all modifications, extensions, renewals, amendments, and other agreements relating thereto.

3.2.6 Grantor shall execute and deliver, at its sole cost and expense, upon Beneficiary’s written request, any documents necessary to cause the specific assignment of any particular Contract or any other document or instrument, the assignment of which is necessary, proper or desirable in Beneficiary’s judgment to carry out the purposes of the assignment of Contracts provided for herein, including any consents to such assignment of Contracts.

3.3 Beneficiary’s Remedies upon Default. Upon the occurrence of an Event of Default, Beneficiary, at its sole option, and without any notice whatsoever to Grantor, and without assuming any of the obligations of Grantor under the Contracts, shall have the right (but not the obligation) and is hereby authorized to: (a) cure any default of Grantor in such manner and to such extent as Beneficiary may deem necessary to protect the security hereof, (b) appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Beneficiary; (c) demand, receive, and enforce payment of all amounts that may be or become payable to Grantor under any of the Contracts; (d) exercise and enforce by suit or otherwise any remedies against other parties to the Contracts for breaches of the terms and conditions of the Contracts; (e) enter into other contracts or agreements, in the name of either Grantor or Beneficiary, with such third parties as Beneficiary may in its discretion select, and upon such terms and conditions as Beneficiary in its reasonable discretion may determine; (f) compromise amounts due under the Contracts; (g) maintain or dismiss suits with respect to the Contracts; (h) delegate any and all rights and powers given to Beneficiary by the assignment of Contracts provided for herein; (i) perform any obligation, covenant or agreement of Grantor under any of the Contracts, and, in exercising any such powers, paying all necessary costs and expenses, employing counsel and incurring and paying attorneys’ fees; (j) appear in any bankruptcy, insolvency or reorganization proceeding involving any party to the Contracts and collect any award or payment due Grantor pursuant to any such proceeding; and/or (k) use such measures, legal or equitable as in its discretion may carry out and effectuate the terms and intent of the assignment of Contracts provided for herein. All such actions shall be taken at the expense of Grantor.

Security Instrument (Deed of Trust)	page 10

3.4 No Liability of Beneficiary. Beneficiary shall not be obligated to perform or discharge, nor does it hereby undertake to perform or discharge, any obligation, duty or liability under any of the Contracts, or by reason of the assignment of Contracts provided for herein. Further, nothing in this Security Instrument shall obligate Beneficiary to assume any obligations under any Contract, unless and until Beneficiary becomes the owner of the Property and affirmatively assumes a particular Contract in writing.

3.5 Instructions to Contracting Parties. Upon an Event of Default, the assignment of Contracts provided for herein constitutes an irrevocable direction to and full authority from Grantor to any other party to any Contract to pay directly to Beneficiary, upon Beneficiary’s request, all amounts that may be or become due to Grantor. No proof of the occurrence of an Event of Default shall be required. Any such contracting party is hereby authorized by Grantor to rely upon and comply with any notice or demand by Beneficiary for the payment to Beneficiary of any amounts that may be or become due under its Contract, or for the performance of any obligations under such Contract.

3.6 Application of Income. Notwithstanding any other provision of this Security Instrument, the payments, proceeds and income collected by Beneficiary with respect to the Contracts may be applied, in whatever order Beneficiary in its discretion may determine, to the payment of any costs and expenses, to the payment of taxes, special assessments and insurance premiums that become due and delinquent on the Property, to the Secured Obligations, or to any liens or encumbrances on the Property or any personal property of Grantor.

3.7 Interpretation. The terms of any separate assignment of Contracts or assignment of construction documents shall supersede and control over any inconsistent terms of the assignment of Contracts provided for herein.

4.	SECURITY AGREEMENT AND FINANCING STATEMENT.

4.1 Security Agreement. The parties intend for this Security Instrument to create a lien on and security interest in the Property, an absolute assignment of the Leases and Rents, and a security assignment of Contracts, all in favor of Beneficiary. The parties acknowledge that some of the Property and some or all of the Leases, Rents and Contracts may be determined under applicable Laws to be personal property or fixtures. To the extent that any Property (including the Leases, Rents, or Contracts), is or may be determined to be personal property or fixtures, Grantor, as debtor, hereby grants to Beneficiary, as secured party, a lien on and security interest in all such Property to secure payment and performance of the Secured Obligations. This Security Instrument constitutes a security agreement under Article 9 of the Uniform Commercial Code of the state in which the Premises are located, as amended or recodified from time to time (the “Project State UCC”), covering all such Property.

Security Instrument (Deed of Trust)	page 11

4.2 Financing Statement.

4.2.1 Grantor hereby irrevocably authorizes Beneficiary, at any time and from time to time, to prepare and file, in any filing office in any Uniform Commercial Code jurisdiction necessary to perfect the security interests granted herein, any financing statements and amendments thereto that (a) indicate the “collateral” (i) as all assets of Grantor related to the Project or words of similar effect, regardless of whether any particular asset included in the collateral falls within the scope of Article 9 of the Project State UCC, or (ii) as being of an equal or lesser scope or with greater detail, and (b) provide any other information for the sufficiency of the filing or acceptance of any financing statement or amendment by the filing office. Grantor agrees to furnish any such information to Beneficiary promptly upon Beneficiary’s request.

4.2.2 Grantor shall pay all fees and costs that Beneficiary may incur in filing one or more financing statements and such other documents as Beneficiary may from time to time require to perfect or continue the perfection of Beneficiary’s security interest in any Property and in obtaining such record searches as Beneficiary may reasonably require to confirm the perfection and priority of the security interests granted herein.

4.2.3 Grantor shall cooperate with Beneficiary in any way necessary to perfect and continue the perfection of Beneficiary’s security interest in any part of the Property.

4.2.4 If any financing statement or other document is filed in the records normally pertaining to personal property, that filing shall never be construed as in any way derogating from or impairing this Security Instrument as a lien on the Property or the rights or obligations of the parties under it.

4.2.5 Grantor shall not terminate any financing statement filed to perfect Beneficiary’s security interest without Beneficiary’s express written consent.

4.3 Fixture Filing. This Security Instrument constitutes a financing statement filed as a fixture filing under Article 9 of the Project State UCC, covering any Property that now is or later may become fixtures attached to the Premises or Improvements. For this purpose, the respective addresses of Grantor, as debtor, and Beneficiary and Trustee, as secured parties, are as set forth in the preamble of this Security Instrument.

Security Instrument (Deed of Trust)	page 12

4.4 Representations, Warranties, and Covenants.

4.4.1 Grantor represents and warrants to Beneficiary that (a) Grantor’s exact legal name is as set forth on the signature page of this Security Instrument, which name is stated to be Grantor’s name on the public organic record most recently filed with Grantor’s jurisdiction of organization; (b) Grantor is an organization of the type, and is organized in the jurisdiction, set forth on the signature page of this Security Instrument; (c) Grantor’s organizational identification number, if any, is set forth on the signature page of this Security Instrument; (d) Grantor’s address set forth in the preamble of this Security Instrument is its principal place of business and the location of its chief executive offices and the address at which it will keep its Books and Records.

4.4.2 Grantor shall not, without prior written notice to Beneficiary: (a) change the location of its principal place of business or chief executive office from that specified in the preamble of this Security Instrument; (b) change its name, identity or corporate structure in a manner that would affect the perfection or priority of Beneficiary’s financing statement(s) against all or any portion of the Property without further action by Beneficiary; or (c) change the jurisdiction of its incorporation or organization. In addition, Grantor shall keep all Property that is personal property, to the extent not delivered to Beneficiary, at the Project or such other locations as have been disclosed in writing to Beneficiary, and Grantor shall not remove the personal property from such locations without providing written notice to Beneficiary of the new location of such personal property.

4.4.3 Grantor will fully and punctually perform any duty required of it under or in connection with any of the Property that is personal property, and will not take any action that would impair, damage or destroy Beneficiary’s rights to such Property or the value thereof. Grantor will timely take any and all action reasonably required to maintain the continued performance by every other party to any agreement comprising the Property.

4.5 Uniform Commercial Code Remedies. Following an Event of Default, Beneficiary may exercise any or all of the remedies granted to a secured party under the Project State UCC.

5.	RIGHTS AND DUTIES OF THE PARTIES.

5.1 Representations and Warranties. Grantor represents, warrants, and covenants that:

5.1.1 Grantor lawfully possesses and holds indefeasible fee simple title to all of the Premises and Improvements, subject only to the Permitted Exceptions;

5.1.2 Grantor has or will have good title to all Property other than the Premises and Improvements, free and clear of any security agreements, reservations of title, or conditional sales contracts, and there is no financing statement affecting such personal property on file in any public office, except for Permitted Exceptions;

Security Instrument (Deed of Trust)	page 13

5.1.3 True, correct and complete copies of the Contracts and Leases have been delivered to Beneficiary, including all amendments, modifications, exhibits and addenda thereto;

5.1.4 Grantor has the full and unlimited power, right and authority to encumber the Property and assign the Leases, Rents, and Contracts; there are no outstanding assignments of the Leases, Rents, or Contracts; Grantor is the absolute owner of the landlord’s interest in the Leases; and Grantor has performed no act or executed any other instrument that might prevent Beneficiary from enjoying and exercising any of its rights and privileges evidenced by this Security Instrument with respect to the Leases, Rents, and Contracts;

5.1.5 Except as disclosed to Beneficiary on the rent roll delivered to Beneficiary prior to the Closing of the Loan, no Rents have been discounted, released, waived, compromised or otherwise discharged except for prepayment of Rent of not more than one (1) month prior to the accrual thereof;

5.1.6 No default exists under any of the Leases or Contracts by any party and no fact or circumstance exists under any of the Leases or Contracts that, with the lapse of time or giving of notice or both, would constitute a default by any party under such Leases or Contracts;

5.1.7 The Leases and Contracts were duly executed, are in full force and effect, and are the valid and binding obligations of the parties thereto and are enforceable in accordance with their respective terms;

5.1.8 Upon recording of this Security Instrument in the real estate records of the county where the Premises are located and the filing of a UCC financing statement in the applicable Uniform Commercial Code jurisdiction, this Security Instrument will create a first and prior lien on the Property;

5.1.9 The Property includes all property and rights that may be reasonably necessary or desirable to promote the present and any reasonable future beneficial use and enjoyment of the Premises and Improvements; and

5.1.10 To Grantor’s knowledge, the Project Licenses held by Grantor include all licenses and permits necessary for the occupancy and operation of the Project; the Project Licenses are in full force and effect; Grantor has at all times complied with all material terms and requirements of the Project Licenses, and Grantor has received no notices contrary to the foregoing; no suspension, revocation or cancellation of the Project Licenses is threatened, and no event has occurred, nor do any circumstances exist that may (a) constitute or result in a violation of or a failure to comply with any material term or requirement of any Project License, or (b) result in the revocation, withdrawal, suspension, cancellation or termination of any Project License; and all applications required to have been filed for the renewal of any Project License have been duly filed on a timely basis with the appropriate authority, and all other required filings have been made with respect to the Project Licenses on a timely basis with the appropriate authority.

Security Instrument (Deed of Trust)	page 14

5.2 Performance of Secured Obligations. Grantor shall promptly pay and perform each Secured Obligation in accordance with its terms.

5.3 Use of Property. Unless required by applicable Laws or unless Beneficiary has otherwise agreed in writing, Grantor shall not allow changes in the use for which all or any part of the Property was intended at the time this Security Instrument was executed. Grantor shall not initiate or acquiesce to a change in the zoning classification of the Property without Beneficiary’s prior written consent. Grantor shall not consent to the submission of the Property, or any portion thereof, to any condominium regime or improvement district.

5.4 Taxes, Assessments, Liens, Charges and Encumbrances. Grantor shall pay, prior to delinquency, all taxes, levies, charges, assessments, water and sewer rates, rents insurance premiums, charges and impositions, attributable to the Property. Grantor shall immediately discharge any lien on the Property that is not a Permitted Exception, and promptly notify Beneficiary if a mechanic’s lien is filed against the Property. Grantor shall have the right to contest in good faith and with reasonable diligence the validity of any such lien or claim if Grantor posts a statutory lien bond that removes such lien from title to the Project within twenty (20) days after the earlier of (a) Grantor’s knowledge that the lien exists or (b) written notice by Beneficiary to Grantor of the existence of the lien. Failure to remove the lien from title to the Project within such twenty-day period shall constitute an immediate Event of Default.

5.5 Damages and Insurance and Condemnation Proceeds. In the event of any casualty or condemnation of the Property, the applicable provisions of the Loan Agreement shall govern.

5.6 Maintenance and Preservation of Property.

5.6.1 Grantor shall insure the Property as required by the Loan Agreement and keep the Property, including improvements, fixtures, equipment, machinery and appliances, in good repair and shall replace improvements, fixtures, equipment, machinery and appliances on the Property owned by Grantor when necessary to keep such items in good condition and repair.

5.6.2 Neither Grantor nor any Tenant shall remove or demolish the Property or any part of it, or alter, restore or add to the Property, or initiate or allow any change or variance in any zoning or other land use classification that affects the Property or any part of it, except as permitted or required by the Loan Agreement or with Beneficiary’s express prior written consent in each instance.

5.6.3 If all or part of the Improvements becomes damaged or destroyed, Grantor shall promptly and completely repair and/or restore the Improvements in a good and workmanlike manner in accordance with sound building practices, regardless of whether Net Claims Proceeds are available for disbursement pursuant to the terms of the Loan Agreement.

5.6.4 Grantor shall take all action necessary to keep the Property at all times in compliance with: (a) all applicable Laws and all orders of any Governmental Authority, whether now existing or later to be enacted and whether foreseen or unforeseen, including the Americans with Disabilities Act; and (b) all public and private covenants, conditions, restrictions and equitable servitudes affecting the Property. Grantor shall not bring or keep any article on the Property or cause or allow any condition to exist on the Property if doing so could invalidate or would be prohibited by any insurance coverage required to be maintained by Grantor on the Property or any part of it under the Loan Agreement.

Security Instrument (Deed of Trust)	page 15

5.6.5 Grantor shall not commit waste or permit impairment or deterioration of the Property.

5.6.6 Grantor shall not abandon the Property.

5.6.7 Grantor shall give notice in writing to Beneficiary, appear in and defend any action or proceeding purporting to affect the Property, the security of this Security Instrument or the rights or powers of Beneficiary or Trustee, except for any such action or proceeding caused by the gross negligence or intentional misconduct of Beneficiary.

5.6.8 Grantor shall perform all other acts that from the character or use of the Property may be reasonably necessary to maintain and preserve its value.

5.7 Preservation of Project Licenses.

5.7.1 Grantor shall, within twenty (20) days after demand by Beneficiary, deliver to Beneficiary a written statement certifying any condition or state of facts in connection with the Project Licenses that is reasonably requested by Beneficiary;

5.7.2 Grantor shall not take any action or make any omission that would (a) constitute or result in a violation of or a failure to comply with any material term or requirement of any Project License, or (b) result in the revocation, withdrawal, suspension, cancellation or termination of any Project License;

5.7.3 Grantor shall cause all filings for the renewal of any Project License to be made on a timely basis with the appropriate authority; and

5.7.4 Grantor shall notify Beneficiary immediately of any notice or claim known to Grantor alleging a material violation of any Project License or threatening to revoke, withdraw, suspend, cancel or terminate any Project License, and Grantor shall take all action necessary to defend such allegation and, as applicable, reinstate such Project License.

5.8 Releases, Extensions, Modifications and Additional Security. From time to time, Beneficiary may perform any of the following acts without incurring any liability, giving notice to any person, or prejudicing its rights under this Security Instrument or any other Loan Document:

5.8.1 Release any person liable for payment of any Secured Obligation;

5.8.2 Extend the time for payment, or otherwise alter the terms of payment, of any Secured Obligation;

Security Instrument (Deed of Trust)	page 16

5.8.3 Accept additional real or personal property of any kind as security for any Secured Obligation, whether evidenced by deeds of trust, mortgages, security agreements or any other instruments of security;

5.8.4 Alter, substitute or release any property securing the Secured Obligations;

5.8.5 Consent to the making of any plat or map of the Property or any part of it;

5.8.6 Join in granting any easement or creating any restriction affecting the Property;

5.8.7 Join in any subordination or other agreement affecting this Security Instrument or the lien of it;

5.8.8 Apply any other security for the Secured Obligations held by Beneficiary; and

5.8.9 Release the Property or any part of it.

5.9 Protection of Beneficiary’s Security.

5.9.1 If there occurs a Default or Event of Default under this Security Instrument or the other Loan Documents, or if any action or proceeding is commenced that affects the Property or title thereto or the interest of Beneficiary therein, including eminent domain, insolvency, enforcement of local Laws, or arrangements or proceedings involving a debtor in bankruptcy or a decedent, then Beneficiary, at Beneficiary’s option, may cure any breach or default of Grantor, make such appearances, disburse such sums, enter upon the Premises and Improvements, and/or take such action as Beneficiary deems necessary, in its sole discretion to protect Beneficiary’s security and the first priority lien of this Security Instrument. Such actions may include, without limitation: (a) appearing in and/or defending any action or proceeding that purports to affect the security of, or the rights or powers of Beneficiary under, this Security Instrument; (b) paying, purchasing, contesting, or compromising any encumbrance, tax, assessment, charge, lien or claim of lien that is or, in Beneficiary’s reasonable judgment may be, senior in priority to this Security Instrument, such judgment of Beneficiary to be conclusive as among the parties to this Security Instrument; (c) purchasing fuel and providing utilities; (d) obtaining insurance and/or paying any premiums or charges for insurance required to be carried under the Loan Agreement; (e) otherwise caring for and incurring expenses to protect any and all of the Property; (f) employing counsel, accountants, contractors, and other appropriate persons to assist Beneficiary; and/or (g) such other actions reasonably necessary to protect Beneficiary’s security.

5.9.2 Nothing contained in this Security Instrument shall require Beneficiary to incur any expense or take any action hereunder.

Security Instrument (Deed of Trust)	page 17

5.9.3 The procurement of insurance or the payment of taxes or other liens or charges by Beneficiary shall not be a waiver of the right of Beneficiary to accelerate the maturity of any of the Secured Obligations. Beneficiary’s receipt of any Claims Proceeds shall not operate to cure or waive any Default or Event of Default.

5.10 Release and Reconveyance. When all of the Secured Obligations have been paid in full and all fees and other sums owed by Grantor under this Security Instrument and the other Loan Documents have been received, Beneficiary shall request that Trustee reconvey this Security Instrument and release the lien created hereby, and release all notes and instruments evidencing the Secured Obligations. Grantor shall pay any costs of preparation and recordation of such reconveyance and releases. In the reconveyance, the grantee may be described as “the person or persons legally entitled thereto,” and the recitals of any matters or facts shall be conclusive proof of their truthfulness. Neither Beneficiary nor Trustee shall have any duty to determine the right of persons claiming to be rightful grantees of any reconveyance.

5.11 Compensation, Exculpation, Indemnification.

5.11.1 Compensation.

5.11.1.1 Grantor agrees to pay or reimburse Beneficiary for all amounts advanced by Beneficiary in connection with Section 5.9 and Section 5.10 hereof.

5.11.1.2 Grantor agrees to pay fees in the maximum amounts legally permitted, or reasonable fees as may be charged by Beneficiary when the law provides no maximum limit, for any services that Beneficiary or Trustee may render in connection with this Security Instrument, including exercising their rights with respect to the Leases, Rents, and Contracts, providing a statement of the Secured Obligations, or releasing the lien of this Security Instrument. Grantor also agrees to pay or reimburse all of Beneficiary’s and Trustee’s costs and expenses that may be incurred in rendering any such services, including all costs of administering the Leases and Contracts.

5.11.1.3 Whether or not any lawsuit is filed, Grantor agrees to pay or reimburse Beneficiary or Trustee, as applicable, for all costs, expenses, or other advances that may be incurred or made by Beneficiary or Trustee in any litigation or proceeding affecting this Security Instrument, the Loan Documents, or the Property (including probate, discretionary review, bankruptcy, and on appeal), and any efforts to enforce any terms of this Security Instrument, exercise any rights or remedies afforded to Beneficiary or Trustee hereunder, under the other Loan Documents, or at law or in equity, or defend any action or proceeding arising under or relating to this Security Instrument, including attorneys’ fees and other Legal Expenses, receiver’s fees, and any cost of evidence of title.

5.11.1.4 Grantor further agrees to pay all costs, expenses, and other advances that may be incurred or made by Beneficiary and/or Trustee in connection with one or more Foreclosure Sales (hereinafter defined) of the Property.

Security Instrument (Deed of Trust)	page 18

5.11.1.5 All such expenditures, advances, costs, and expenses made or incurred by Beneficiary or Trustee shall be immediately due and payable by Grantor, with interest thereon at the Default Rate, and shall be secured by this Security Instrument.

5.11.2 Exculpation. Neither Beneficiary nor Trustee shall be directly or indirectly liable to Grantor or any other person as a consequence of any of the following, and Grantor expressly waives and releases all liability of the types described below, and agrees not to assert or impose any such liability against or upon Beneficiary or Trustee:

5.11.2.1 Beneficiary’s or Trustee’s exercise of or failure to exercise any rights, remedies or powers granted to Beneficiary and/or Trustee in this Security Instrument or any of the other Loan Documents;

5.11.2.2 Beneficiary’s failure or refusal to perform or discharge any obligation or liability of Grantor under any agreement related to the Property or under this Security Instrument, including any of the Leases or Contracts; or

5.11.2.3 Any loss sustained by Grantor or any third party resulting from Beneficiary’s failure to lease the Property, or from any other act or omission of Beneficiary in managing the Property, after an Event of Default, unless the loss is caused solely by the willful misconduct or bad faith of Beneficiary.

5.11.3 Indemnification. GRANTOR AGREES TO HOLD HARMLESS, DEFEND, AND INDEMNIFY BENEFICIARY AND TRUSTEE FROM AND AGAINST ALL LOSSES, DAMAGES, LIABILITIES, CLAIMS, CAUSES OF ACTION, JUDGMENTS, COURT COSTS, ATTORNEYS’ FEES AND OTHER LEGAL EXPENSES, COST OF EVIDENCE OF TITLE, COST OF EVIDENCE OF VALUE, AND OTHER COSTS AND EXPENSES THAT EITHER OF THEM MAY SUFFER OR INCUR (EXCEPT TO THE EXTENT ARISING FROM BENEFICIARY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT):

5.11.3.1 In performing any act required or permitted by this Security Instrument or any of the other Loan Documents or by law or in equity;

5.11.3.2 Arising out of or resulting from the assignment of Leases and Rents as set forth above, including claims or demands for security deposits from Tenants deposited with Grantor, and from and against any and all claims and demands whatsoever that may be asserted against Beneficiary to satisfy any obligations of the landlord under the Leases;

5.11.3.3 Arising out of or resulting from the assignment of Contracts as set forth above, including the exercise or enforcement of any of the rights of Grantor thereunder;

5.11.3.4 Because of any failure of Grantor to perform any of its obligations;

5.11.3.5 Because of any alleged obligation of or undertaking by Beneficiary and/or Trustee to perform or discharge any of the representations, warranties, conditions, covenants, or other obligations in any document relating to the Property other than the Loan Documents;

Security Instrument (Deed of Trust)	page 19

5.11.3.6 By reason of (a) suspension, revocation, cancellation, or termination of any Project License or (b) any alleged obligation or undertaking on the part of Beneficiary or Trustee to perform or discharge any of the terms of, or any agreements or Laws pertaining to, the Project Licenses; or

5.11.3.7 By reason of Beneficiary’s security interest in the Project Licenses.

Such indemnity shall include all costs, expenses and attorneys’ fees incurred by Beneficiary in connection with such matters, together with interest on the indemnified liabilities at the Default Rate from the date paid or incurred by Beneficiary until repaid by Grantor, and shall be immediately due and payable to Beneficiary by Grantor upon demand and shall be secured by this Security Instrument. This agreement by Grantor to hold harmless, indemnify, and defend Beneficiary and Trustee shall survive the release and cancellation of any or all of the Secured Obligations, the full or partial release or reconveyance of this Security Instrument, and any foreclosure or other enforcement of this Security Instrument, or transfer by deed in lieu thereof.

5.11.4 Payment by Grantor. Grantor shall satisfy all obligations to pay money arising under this Security Instrument and the other Loan Documents immediately upon demand by Beneficiary. Each such obligation shall be added to, and considered to be part of, the principal of the Note, and shall bear interest at the Applicable Rate or Default Rate, as applicable, from the date the obligation arises.

5.12 Defense and Notice of Claims and Actions. At Grantor’s sole expense, Grantor shall protect, preserve and defend the Property and title to and right of possession of the Property, and the security of this Security Instrument and the rights and powers of Beneficiary and Trustee created under it, against all adverse claims. Grantor shall give Beneficiary prompt notice in writing if any claim is asserted that does or could affect any such matters, or if any action or proceeding is commenced that alleges or relates to any such claim.

5.13 Subrogation. Beneficiary shall be subrogated to the liens of all encumbrances, whether released of record or not, that are discharged in whole or in part by Beneficiary in accordance with this Security Instrument or with the proceeds of any loan secured by this Security Instrument.

5.14 Site Visits, Observation and Testing. Beneficiary and its agents and representatives shall have the right at any reasonable time to enter and visit the Property for the purpose of performing appraisals, observing the Property, taking and removing soil or groundwater samples, and conducting tests on any part of the Property, including Phase I environmental assessments. Beneficiary has no duty, however, to visit or observe the Property or to conduct tests, and no site visit, observation or testing by Beneficiary, its agents or representatives shall impose any liability on any of Beneficiary, its agents or representatives. In no event shall any site visit, observation or testing by Beneficiary, its agents or representatives be a representation that Hazardous Material is or is not present in, on or under the Property, or that there has been or shall be compliance with any Laws pertaining to Hazardous Material or any other applicable Laws. Neither Grantor nor any other party is entitled to rely on any site visit, observation or testing by any of Beneficiary, its agents or representatives. Neither Beneficiary, nor its agents or representatives owe any duty of care to protect Grantor or any other party against, or to inform Grantor or any other party of, any Hazardous Material or any other adverse condition affecting the Property. Prior to an Event of Default, Beneficiary shall give Grantor reasonable notice before entering the Property, and Beneficiary shall make reasonable efforts to avoid interfering with Grantor’s use of the Property in exercising any rights provided in this Section. Grantor shall bear all expense of any site visit, observation or testing.

Security Instrument (Deed of Trust)	page 20

5.15 Books and Records. Grantor agrees to maintain full and accurate records and books of account prepared in a manner reasonably acceptable to Beneficiary covering any of the Property and to deliver, upon request, to Beneficiary such of the books as relate to the Property, including all invoices, shipping documents, contracts, orders, order acknowledgments, correspondence and other instruments and papers in Grantor’s possession. Beneficiary shall at all reasonable times have free access to Grantor’s ledgers, books of account and other written records evidencing or relating to the Property and the right to make and retain copies or memoranda of the same.

6.	ENVIRONMENTAL AND BUILDING LAWS.

6.1 Definitions.

6.1.1 “Building Laws” means the Fair Housing Act of 1968, as amended from time to time, the Americans With Disabilities Act of 1990, as amended from time to time, all government and private covenants, conditions, and restrictions relating to the Site (hereinafter defined), building code requirements and Laws affecting construction or renovation of improvements on the Site, and all other Laws relating to construction, operation, and maintenance of the Improvements and the marketing and use of the Premises and Improvements in a non- discriminatory manner.

6.1.2 “Environmental Laws” means the Federal Resource Conservation and Recovery Act of 1976; the Federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980; the Federal Hazardous Materials Transportation Control Act; the Federal Clean Air Act; the Federal Water Pollution Control Act, Federal Clean Water Act of 1977; the Federal Insecticide, Fungicide, and Rodenticide Act, Federal Pesticide Act of 1978; the Federal Endangered Species Act; the Federal Toxic Substances Control Act; the Federal Safe Drinking Water Act; the Oil Pollution and Hazardous Substances Control Act of 1978, N.C.G.S. § 143 215.75 et seq.; the North Carolina Inactive Hazardous Sites Act, N.C.G.S. § 130A-310, et seq.; the North Carolina Water and Air Resources Act, N.C.G.S. § 143-211, et seq.; the North Carolina Drinking Water Act, N.C.G.S. § 130A-311, et seq.; and the North Carolina Solid Waste Management Act, N.C.G.S. § 130A-290, et seq., and all other federal, state and local laws, statutes, codes, ordinances, regulations, judgments, orders, injunctions, decrees, covenants, restrictions and standards presently in effect or that may be promulgated in the future relating to (a) the use, release, handling, storage, transportation, clean-up, or other disposal of Hazardous Material, (b) the water quality, air quality, soils quality, or other environmental quality of real property and improvements constructed upon real property, (c) Wetlands, or (d) the protection of endangered species, as amended from time to time.

Security Instrument (Deed of Trust)	page 21

6.1.3 “Environmental Proceeding” means any lawsuit or proceeding, whether civil (including actions by private parties), criminal, or administrative, relating to the environmental condition of the Site or any Wetlands located thereon, the presence, generation, treatment, storage, or use of Hazardous Material on or about the Site, or the release, disposal, or discharge of Hazardous Material from the Site.

6.1.4 “Hazardous Material” means any waste, pollutants, contaminants, gasoline, crude oil or any fraction thereof, natural gas, natural gas liquids, liquified natural gas, or synthetic gas usable for fuel, petroleum or petroleum products, asbestos, tremolite, anthophylite or actinolite, polychlorinated biphenyls, explosives, radioactive materials, or other chemical, substance, or material that: (a) after release into the environment and upon exposure, ingestion, inhalation, or assimilation, either directly from the environment or indirectly by ingestion through food chains will, or may reasonably be anticipated to, cause death, disease, bodily injury, birth defects, behavior abnormalities, cancer, or genetic abnormalities, or (b) is now or at any time in the future becomes regulated under, or is defined, classified or designated as hazardous, toxic, radioactive or dangerous, or other similar term or category under, any Law applicable to the Site, but excluding such substances of kinds and in amounts ordinarily and customarily used or stored in mobile home projects, in compliance in all respects with all Environmental Laws, for the purposes of cleaning or maintenance of the Site.

6.1.5 “Nearby Site” means real property or bodies of water adjacent to or near the Site that could cause contamination of the Site or could become contaminated with Hazardous Material as a result of construction, operations, or other activities involving Hazardous Material on, over, or under the Site.

6.1.6 “Remedial Work” means all actions necessary or desirable to clean up any Hazardous Material affecting the Site or Nearby Site (but, as to a Nearby Site, only to the extent resulting from Hazardous Materials originating on the Site), including removal, treatment, containment, or any other remedial action required by Governmental Authorities or as otherwise required to restore the Site or Nearby Site to a safe condition in compliance with applicable Laws, including Environmental Laws, and all actions necessary or desirable to modify the Site or marketing materials to comply with applicable Laws, including Building Laws.

6.1.7 “Site” means, for the purposes of this Section, the Premises and all improvements, fixtures, and personal property now or hereafter located thereon, the soil and groundwater thereof, any streams crossing or abutting the Premises, and any aquifer underlying the Premises.

6.1.8 “Wetlands” has the meaning given in 33 C.F.R. Part 328.3, as amended from time to time.

Security Instrument (Deed of Trust)	page 22

6.2 Representations and Warranties. Grantor makes the following representations and warranties to Beneficiary, which representations and warranties shall be continuing so long as any amount remains owing under the Secured Obligations or Beneficiary retains any interest in the Property:

6.2.1 Environmental Laws. Except for any contamination or environmental condition that may be disclosed in any Environmental Report obtained by Beneficiary prior to the date hereof or that has otherwise been disclosed in writing by Grantor to Beneficiary, Grantor has no knowledge of: (a) the presence of any Hazardous Material on the Site; (b) any spills, releases, discharges, or disposal of Hazardous Material that have occurred or are presently occurring on or into the Site (whether originating from the Site or Nearby Site) or occurring on or into the Nearby Site (and originating from the Site); (c) any failure of the Site to comply fully with all applicable Environmental Laws; or (d) any present, past, or threatened investigation, inquiry, or Environmental Proceeding or other proceeding relating to the environmental condition of the Site or any Wetlands located thereon, or any event that could give rise to any such investigation, inquiry, or proceeding. To the best of Grantor’s knowledge, Grantor’s intended uses of the Site, including any construction, comply fully with all Environmental Laws.

6.2.2 Building Laws. Except for any non-compliance that has been disclosed in writing by Grantor to Beneficiary, Grantor has no knowledge of any failure of the Site or the plans and specifications for any improvements on the Site to comply fully with all applicable Building Laws. To the best of Grantor’s knowledge, Grantor’s intended uses of the Site, including any construction and any plan for marketing the Improvements constructed on the Site comply fully with all Building Laws.

6.3 No Waivers of Other Indemnifications Relating to Environmental Condition. Grantor has not and will not release or waive the liability of any past or current owner, lessee, Tenant, or operator of the Site, any party who performs work on the Site, or any party who may be responsible for the presence of or removal of Hazardous Material on or from the Site or the Nearby Site. Except as set forth herein or in any separate indemnity agreement executed by Grantor in connection with the Loan, Grantor has made no prior promises of indemnification to any party relating to the existence or non-existence of Hazardous Material on the Site.

6.4 Obligation to Comply with Environmental and Building Laws. Grantor shall construct, operate, and maintain the Site in compliance with any and all Laws relating to public safety and the condition of the environment, including Environmental Laws and Building Laws. Grantor covenants that, so long as Grantor owns any interest in the Property, Grantor and Grantor’s agents, contractors, authorized representatives, and employees shall not engage in any of the following prohibited activities, and Grantor shall use diligent efforts to assure that Grantor’s invitees and Tenants, and such Tenant’s employees, agents, and invitees shall not: (a) cause or permit any release or discharge of Hazardous Material on the Site other than in full compliance with all Environmental Laws; (b) cause or permit any manufacturing, storage, holding, handling, usage, placement, transporting, spilling, leaking, discharging, or dumping of Hazardous Material in or on any portion of the Site other than in full compliance with all Environmental Laws; (c) suffer or permit any other act upon or concerning the Property that would result in a violation of any Environmental Laws or require any alterations or improvements to be made on the Site under any Environmental Laws; or (d) suffer or permit any other act upon or concerning the Property that would result in a violation of any Building Laws or require any alterations or improvements to be made on the Site under any of the Building Laws.

Security Instrument (Deed of Trust)	page 23

6.5 Obligation to Cure Non-Compliance.

6.5.1 Notice. If Grantor at any time becomes aware of (a) any Hazardous Material on, or other environmental problem or liability with respect to, the Site or any Nearby Site (and originating from the Site or relating to the development, construction, or operation of the Site), (b) any failure of the Site to comply with any of the Environmental Laws, (c) any failure of the Site or the Improvements, or the marketing efforts and other operations undertaken with respect thereto, to comply with any Building Laws, (d) any lien, action, or notice resulting from a violation of any Environmental Laws or Building Laws, or (e) any Environmental Proceeding affecting the Site, Grantor shall immediately notify Beneficiary, and shall thereafter exercise due diligence to ascertain the scope and nature of such condition and provide all notices that applicable Laws require.

6.5.2 Remediation. If, upon giving any notice required by Law or for any other reason, one or more Governmental Authorities having jurisdiction over the Site or Nearby Site (as applicable) requires removal or treatment of Hazardous Material from or on the Site or Nearby Site (as applicable) or the making of alterations to the Site (including any Improvements) to conform to Building Laws or Environmental Laws, or such removal, treatment, or alteration is required by Environmental Laws or Building Laws, Grantor will: (a) perform or cause to be performed any Remedial Work necessary to comply with Environmental Laws or Building Laws or otherwise required in response to any Environmental Proceedings, and/or (b) attempt, through appropriate legal or administrative proceedings, to appeal, contest, or obtain a stay of enforcement proceedings if Grantor believes in good faith that Grantor is not required by Law to cure such Hazardous Material condition or to make alterations to comply with Building Laws. Grantor shall provide Beneficiary with copies of all reports, analyses, notices, licenses, approvals, orders, correspondence, and other written materials in its possession or control relating to the environmental condition of the Site and the Nearby Site or Environmental Proceedings immediately upon receipt, completion, or delivery of such materials.

6.5.3 Liability. Except for removal or treatment of any Hazardous Material deposited on the Site by Beneficiary, Grantor agrees that the amelioration, treatment, containment, or removal of all Hazardous Material that may be discovered on the Site shall be at Grantor’s sole expense, reserving to Grantor any claims for contribution or indemnity that Grantor may have against other parties who may be held liable therefor.

6.6	Remedial Work.

6.6.1	All Remedial Work shall be conducted:

6.6.1.1 in a diligent and timely fashion by licensed contractors acting under the supervision of a consulting environmental engineer;

Security Instrument (Deed of Trust)	page 24

6.6.1.2 pursuant to a detailed written plan for the Remedial Work approved by any public or private agencies or persons with a legal or contractual right to such approval;

6.6.1.3 with such insurance coverage pertaining to liabilities arising out of the Remedial Work as is then customarily maintained with respect to such activities; and

6.6.1.4 only following receipt of any required permits, licenses or approvals.

6.6.2 The selection of the Remedial Work contractors and consulting environmental engineer, the contracts entered into with such parties, any disclosures to or agreements with any public or private agencies or parties relating to Remedial Work, and the written plan for the Remedial Work (and any changes thereto) shall each be subject to Beneficiary’s prior written approval, which shall not be unreasonably withheld or delayed. In addition, Grantor shall submit to Beneficiary, promptly upon receipt or preparation, copies of any and all reports, studies, analyses, correspondence, governmental comments or approvals, contracts and similar information prepared or received by Grantor in connection with any Remedial Work or Hazardous Material relating to the Site.

6.7 Remedies on Default. A default by Grantor under any of the covenants, representations, or warranties set forth in this Article shall, upon the expiration of any applicable cure period, constitute an Event of Default entitling Beneficiary to exercise all of the rights and remedies available to Beneficiary; provided, however, that such Event of Default shall not form the basis for any claim for damages or indemnification hereunder by Beneficiary against Grantor except to the extent of sums actually advanced by Beneficiary pursuant to the terms of this Security Instrument as a consequence of such default prior to the date on which this Security Instrument is fully and finally foreclosed (judicially or non-judicially) or a conveyance in lieu thereof has become effective and has been recorded in the county where the Premises are located.

6.8 Indemnification. Grantor shall hold harmless, indemnify, and defend Beneficiary (with counsel selected by Beneficiary in its sole discretion) from and against any and all claims, demands, damages (direct or indirect), losses, liens, liabilities, penalties, fines, lawsuits, and other proceedings and costs and expenses (including Legal Expenses) that result in actual cost and expense to Beneficiary to maintain and protect Beneficiary’s security hereunder prior to the date on which this Security Instrument is fully and finally foreclosed (judicially or non-judicially) or a conveyance in lieu thereof has become effective and has been recorded in the county where the Premises are located, and arise directly or indirectly from or out of, or in any way are connected with:

6.8.1 the inaccuracy of the representations contained herein;

6.8.2 the discovery and/or clean-up of Hazardous Material existing on or in the Site at the time when Grantor first acquired ownership, or any clean-up, remediation, monitoring or other actions required as a result thereof;

Security Instrument (Deed of Trust)	page 25

6.8.3 any activities on the Site during Grantor’s ownership, possession, or control of the Site that directly or indirectly result in the existence of Hazardous Material on or in the Site or any Nearby Site in violation of any applicable Environmental Laws, or any clean-up, remediation, monitoring or other actions required as a result thereof; and

6.8.4 any alleged or actual failure of any Improvements now or hereafter constructed on the Site to continuously comply with all Building Laws for any reason whatsoever, or any modification or correction of any of the Improvements so as to comply fully with Building Laws.

6.9 Scope. The foregoing indemnification does not apply to any deposit or release of Hazardous Material on the Site caused solely by Beneficiary, its agents, representatives, or employees (if acting in their capacities as agents, representatives or employees of Beneficiary), or by any receiver for the Site or Property appointed at the request of Beneficiary. Grantor acknowledges that, as between Grantor and Beneficiary, Grantor will be solely responsible for all costs and expenses relating to the clean-up of Hazardous Material from the Site or from any Nearby Site or to the modification and correction of any of the Improvements to comply fully with all Building Laws.

7.	ACCELERATING TRANSFERS, DEFAULT AND REMEDIES.

7.1 Accelerating Transfers.

7.1.1 “Accelerating Transfer” means any Transfer not expressly permitted under the Loan Agreement.

7.1.2 Grantor acknowledges that Beneficiary is making one or more advances under the Loan Agreement in reliance on the expertise, skill and experience of Grantor; thus, the Secured Obligations include material elements similar in nature to a personal service contract. In consideration of Beneficiary’s reliance, Grantor agrees that Grantor shall not make any Accelerating Transfer without Beneficiary’s prior express written consent to the particular transaction and the transferee. Beneficiary may withhold such consent in its sole discretion. If any Accelerating Transfer occurs, Beneficiary, in its sole discretion, may declare all of the Secured Obligations to be immediately due and payable, and Beneficiary may invoke any rights and remedies provided by this Security Instrument and any of the other Loan Documents.

7.2 Events of Default. Grantor will be in default under this Security Instrument upon the occurrence of any one or more of the following events (each an “Event of Default” and some or all, collectively, “Events of Default”).

7.2.1 Failure of Grantor to (a) make any payment required under this Security Instrument within ten (10) days after demand, if due on demand, or when otherwise due, or

(b)  perform or observe any agreement, covenant, or condition required under this Security Instrument within thirty (30) days after written notice from Beneficiary to Grantor to do so.

7.2.2 An “Event of Default” occurs under the Loan Agreement or any other Loan Document.

Security Instrument (Deed of Trust)	page 26

7.2.3 Any default by Grantor under any Permitted Exception that is not cured within any applicable cure period therefor.

7.2.4 Any breach or default by Grantor under the Leases or under any material Contract that has continued beyond any applicable cure period therefor.

7.3 Remedies. At any time after an Event of Default, Beneficiary shall be entitled to invoke any and all of the rights and remedies described below, in addition to all other rights and remedies available to Beneficiary under the Loan Documents, at law, or in equity. All of such rights and remedies shall be cumulative, and the exercise of any one or more of them shall not constitute an election of remedies.

7.3.1 Acceleration. Beneficiary may declare any or all of the Secured Obligations to be due and payable immediately.

7.3.2 Additional Advances. Beneficiary may terminate any commitment to make any additional advances under the Loan or any other loan secured by this Security Instrument.

7.3.3 Receiver. Beneficiary shall, as a matter of right, without notice and without giving bond to Grantor or anyone claiming by, under, or through Grantor, and without regard to the solvency or insolvency of Grantor or the then-value of the Property or any other collateral for the Secured Obligations, be entitled to have a general or custodial receiver appointed for all or any part of the Property, and the proceeds, issues and profits thereof. Such receiver shall have all powers and duties prescribed by applicable Laws, all other powers that are necessary or usual in such cases for the protection, possession, control, management and operation of the Property, the right and power to sell the Property, such rights and powers as Beneficiary would have, upon entering and taking possession of the Property, and such other rights and powers as the court making such appointment shall confer. Grantor hereby irrevocably consents and agrees to the appointment of such receiver with such rights and powers and shall not oppose any such appointment.

7.3.4 Entry; Protection of Security.

7.3.4.1 Beneficiary, in person, by agent or by court-appointed receiver, with or without bringing any action or proceeding, may do the following: (a) enter, take possession of, manage, and operate all or any part of the Property, including taking possession of the then-owner’s Books and Records; (b) terminate Grantor’s right and license to collect the Rents and administer the Leases, and thereafter collect the Rents, enter into, enforce, modify, or cancel Leases on such terms and conditions as Beneficiary may consider appropriate, evict Tenants, fix and modify Rents, and employ managers and other personnel to administer the Leases; (c) exercise all of Grantor’s rights with respect to the Contracts, and employ managers and other personnel to administer the Contracts; (d) complete construction on and make repairs, replacement and alterations to the Premises and Improvements and to the fixtures, equipment and personal property located in or on the Premises or Improvements; (e) purchase and pay for such additional furniture and equipment as in the reasonable discretion of Beneficiary may be necessary to maintain a proper rental income from the Property; (f) otherwise care for and incur expenses to protect any and all of the Property; (g) take any action permitted under Section 5.9 hereof; (h) take any other action Beneficiary may, in its reasonable discretion, consider necessary and appropriate to protect the security of this Security Instrument; and (i) employ counsel, accountants, contractors and other appropriate persons to assist Beneficiary in any of the foregoing.

Security Instrument (Deed of Trust)	page 27

7.3.4.2 If Beneficiary so requests, Grantor shall assemble all of the Property not then located at the Premises and make all of it available to Beneficiary at the site of the Premises.

7.3.4.3 Grantor hereby irrevocably constitutes and appoints Beneficiary as Grantor’s attorney-in-fact to perform such acts and execute such documents as Beneficiary in its sole discretion may consider to be appropriate in connection with taking these measures, including endorsement of Grantor’s name on any instruments.

7.3.4.4 Beneficiary may take any of the actions permitted under this Section either with or without giving notice to any person.

7.3.5 Lawsuits; Foreclosure.

7.3.5.1 Beneficiary may commence and maintain an action or actions, at law or in equity, in any court of competent jurisdiction, to enforce the payment and/or performance of the Secured Obligations (including to obtain specific enforcement of the covenants of Grantor hereunder, and Grantor agrees that such covenants shall be specifically enforceable by injunction or any other appropriate equitable remedy).

7.3.5.2 Beneficiary shall have the right, in one or several concurrent or consecutive proceedings, to judicially or non-judicially foreclose the lien hereof upon the Property or any part thereof (each such proceeding, a “Foreclosure Sale”), for the Secured Obligations, or any part thereof, by any proceedings appropriate under applicable Laws.

7.3.5.3 In addition to the right to appoint a receiver upon an Event of Default, Trustee or Beneficiary may also, at any time after the filing of a complaint to foreclose this Security Instrument, request appointment of a receiver of the Property by the court in which such complaint is filed, and Grantor hereby consents to such appointment.

7.3.5.4 If this Security Instrument is foreclosed by judicial action, and the Property sold at a Foreclosure Sale, the purchaser may, during any redemption period allowed, make such repairs or alterations on the Premises and to the Improvements as may be reasonably necessary for the proper operation, care, preservation, protection, and insuring thereof. Any sums so paid together with interest thereon at the Default Rate, shall be added to and become a part of the amount required to be paid for redemption from such sale.

7.3.5.5 To the maximum extent permitted by applicable Laws, Beneficiary will be entitled to a judgment providing that, if the Foreclosure Sale proceeds are insufficient to satisfy the judgment, execution may issue for the deficiency.

Security Instrument (Deed of Trust)	page 28

7.3.6 Power of Sale.

7.3.6.1 Beneficiary shall have the right to invoke the power of sale to cause Trustee to sell all or part of the Property in accordance with applicable Laws. Under this power of sale, Beneficiary shall have the discretionary right to cause Trustee to sell some or all of the Property, including any Property that constitutes personal property, in any combination and in any manner permitted by applicable Laws. Any such Foreclosure Sale pursuant to the power of sale is referred to herein as a “Trustee’s Sale.”

7.3.6.2 Before any Trustee’s Sale, Beneficiary or Trustee shall give and record such notice of default and election to sell as may then be required by applicable Laws. When all legally mandated time periods have elapsed, Trustee shall sell the property being sold at a public auction to be held at the time and place specified in the notice of sale, and Beneficiary may impose such terms and conditions of sale as are permitted or allowed by applicable Laws.

7.3.6.3 From time to time in accordance with then applicable Laws, Trustee may, and in any event at Beneficiary’s request shall, continue any Trustee’s Sale by public announcement at the time and place scheduled for that sale, or may, in its discretion, give a new notice of sale.

7.3.6.4 Also, Beneficiary may from time to time discontinue or rescind any notice of default or notice of sale before any Trustee’s Sale, by executing and delivering to Trustee a written notice of such discontinuance or rescission. The exercise by Beneficiary of such right of rescission shall not constitute a waiver of any Event of Default then existing or subsequently occurring, or impair the right of Beneficiary to execute and deliver to Trustee other declarations or notices of default to satisfy the Secured Obligations, nor otherwise affect any provision, covenant, or condition of any Loan Document, or any of the rights, obligations, or remedies of Trustee or Beneficiary hereunder or thereunder.

7.3.7 Other Remedies. In addition to, but not in lieu of, any other rights and remedies hereunder, Beneficiary shall have the right to institute suit and obtain a protective or mandatory injunction against Grantor to prevent an Event of Default, as well as the right to damages occasioned by any Event of Default. Beneficiary may exercise all rights and remedies contained in this Security Instrument (including all rights and remedies with respect to the assignments of Leases and Contracts provided for herein) or any other instrument, document, agreement or other writing heretofore, concurrently or in the future executed by Grantor or any other person or entity in favor of Beneficiary in connection with the Secured Obligations or any part thereof, without prejudice to the right of Beneficiary thereafter to enforce any appropriate remedy against Grantor. Beneficiary shall have the right to pursue all remedies afforded to a Beneficiary under applicable Laws, and shall have the benefit of all of the provisions of such applicable Laws, including all amendments thereto that may become effective from time to time after the date hereof.

7.3.8 Sale of Personal Property. Beneficiary and/or (as required by applicable Laws) Trustee, shall have the discretionary right to cause some or all of the Property that constitutes personal property to be sold or otherwise disposed of in any combination and in any other manner permitted by applicable Laws.

Security Instrument (Deed of Trust)	page 29

7.3.8.1 For purposes of this power of sale, Beneficiary and/or (as required by applicable Laws) Trustee may elect to treat as personal property any Property that is intangible or that can be severed from the Premises or Improvements without causing structural damage. If it chooses to do so, Beneficiary and/or (as required by applicable Laws) Trustee, may dispose of any personal property in any manner permitted by Article 9 of the Project State UCC, including any public or private sale, or in any manner permitted by any other applicable Laws.

7.3.8.2 In connection with any sale or other disposition of such Property, Grantor agrees that the following procedures constitute a commercially reasonable sale: Beneficiary shall mail written notice of the sale to Grantor not later than thirty (30) days prior to such sale. Beneficiary will publish notice of the sale in a local daily newspaper of general circulation. Upon receipt of any written request, Beneficiary will make the Property available to any bona fide prospective purchaser for inspection during reasonable business hours. Notwithstanding the foregoing, Beneficiary shall be under no obligation to consummate a sale if, in its judgment, none of the offers received by it equals the fair value of the Property offered for sale. The foregoing procedures do not constitute the only procedures that may be commercially reasonable, as determined by applicable Laws.

7.3.9 Single or Multiple Foreclosure Sales.

7.3.9.1 If the Property consists of more than one lot, parcel or item of property, Beneficiary and/or (as required by applicable Laws) Trustee may (a) designate the order in which the lots, parcels and/or items are to be sold or disposed of or offered for sale or disposition; and (b) elect to dispose of the lots, parcels and/or items through one Foreclosure Sale or multiple Foreclosure Sales.

7.3.9.2 If Beneficiary chooses to have more than one Foreclosure Sale, Beneficiary, at its option, may cause the Foreclosure Sales to be held simultaneously or successively, on the same day, or on such different days and at such different times and in such order as Beneficiary may deem to be in its best interests. No Foreclosure Sale shall terminate or affect the liens of this Security Instrument on any part of the Property that has not been sold, until all of the Secured Obligations have been paid in full.

7.4 Purchase at Foreclosure Sale.

7.4.1 At any Foreclosure Sale, any person, including Grantor or Beneficiary, may bid for and acquire the Property or any part of it to the extent permitted by then applicable Laws.

7.4.2 To the fullest extent not prohibited by applicable Laws, the sales price of any Property sold at a Foreclosure Sale shall include all costs and expenses that may be paid or incurred by or on behalf of Trustee and Beneficiary in connection with such Foreclosure Sale and enforcement of this Security Instrument and the other Loan Documents, including attorneys’ fees and other Legal Expenses, survey charges, appraiser’s fees, inspecting engineer’s or architect’s fees, fees for environmental studies and assessments, and all additional expenses incurred by Trustee and Beneficiary with respect to environmental matters, outlays for documentary and expert evidence, stenographers’ charges, publication and recording costs, and costs of procuring all abstracts of title, title searches and examinations, title insurance policies, and similar data and assurances with respect to title. To the fullest extent not prohibited by applicable Laws, the foregoing costs and expenses may be estimated as to items to be expended after entry of any sale decree or judgment or recording or publication of any notice of sale.

Security Instrument (Deed of Trust)	page 30

7.4.3 Instead of paying cash for such Property, Beneficiary may credit the sales price of the Property against the Secured Obligations in such order as Beneficiary in its sole discretion may choose.

7.4.4 At any Trustee’s Sale, Trustee shall sell to the highest bidder at public auction for cash in lawful money of the United States, unless other terms and conditions of sale are prescribed by Beneficiary in accordance with and as permitted by applicable Laws. Trustee shall execute and deliver to the purchaser(s) at such sale a deed or deeds conveying the property being sold without any covenant or warranty whatsoever, express or implied. The recitals in any such deed of any matters or facts, including any facts bearing upon the regularity or validity of any Trustee’s Sale, shall be conclusive proof of their truthfulness.

7.4.5 Grantor hereby covenants to warrant and defend the title of any purchaser at a Foreclosure Sale.

7.5 Fair Value. To the extent the applicable Laws require that the “fair market value” or “fair value” of the Property be determined as of the foreclosure date in order to enforce a deficiency against Grantor or any other party liable for repayment of the Secured Obligations, the term “fair market value” or “fair value” shall include those matters required by applicable Laws and the additional factors set forth below, and Grantor shall pay the costs of any appraisals and other expenses incurred in connection with any such determination of fair market value or fair value.

7.5.1 The Property shall be valued “as is” and “with all faults” and there shall be no assumption of restoration or refurbishment of Improvements, if any, after the date of the Foreclosure Sale.

7.5.2 An offset to the fair market value or fair value of the Property, as determined hereunder, shall be made by deducting from such value the reasonable estimated closing costs related to the sale of the Property, including brokerage commissions, title policy expenses, tax prorations, escrow fees, and other common charges that are incurred by the seller of real property.

7.6 Tenants. Beneficiary shall have the right, at its option, to foreclose this Security Instrument subject to the rights of any Tenant of the Property.

7.7 Application of Foreclosure Sale Proceeds. Beneficiary may apply the proceeds of any Foreclosure Sale in any manner and in any order permitted by applicable Laws.

Security Instrument (Deed of Trust)	page 31

8.	THE TRUSTEE.

8.1 Certain Rights. With the approval of Beneficiary, Trustee shall have the right to take any and all of the following actions: (a) to select, employ and consult with counsel (who may be, but need not be, counsel for Beneficiary) upon any matters arising hereunder, including the preparation, execution and interpretation of the Loan Documents, and shall be fully protected in relying as to legal matters on the advice of counsel; (b) to execute any of the trusts and powers hereof and to perform any duty hereunder either directly or through Trustee’s agents or attorneys; (c) to select and employ, in and about the execution of Trustee’s duties hereunder, suitable accountants, engineers and other experts, agents and attorneys-in-fact, either corporate or individual, not regularly in the employ of Trustee (and Trustee shall not be answerable for any act, default, negligence, or misconduct of any such accountant, engineer or other expert, agent or attorney-in-fact, if selected with reasonable care, or for any error of judgment or act done by Trustee in good faith, and Trustee shall not be otherwise responsible or accountable under any circumstances whatsoever, except for Trustee’s gross negligence or bad faith); and (d) any and all other lawful action that Beneficiary may instruct Trustee to take to protect or enforce Beneficiary’s rights hereunder. Trustee shall not be personally liable in case of entry by Trustee, or anyone entering by virtue of the powers herein granted to Trustee, upon the Property for debts contracted for or liability or damages incurred in the management or operation of the Property. Trustee shall have the right to rely on any instrument, document, or signature authorizing or supporting any action taken or proposed to be taken by Trustee hereunder believed by Trustee in good faith to be genuine. Trustee shall be entitled to reimbursement for expenses incurred by Trustee in the performance of Trustee’s duties hereunder and to reasonable compensation for rendering Trustee’s services hereunder. Grantor will, from time to time, pay the compensation due to Trustee hereunder and reimburse Trustee for, and save and hold Trustee harmless against, any and all liability and expenses that may be incurred by Trustee in the performance of Trustee’s duties.

8.2 Retention of Money. All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, and shall be segregated from any other moneys of Trustee.

8.3 Successor Trustees. Trustee may resign by giving notice of resignation in writing to Beneficiary. If Trustee dies, resigns or becomes disqualified from acting in the execution of this trust, or if, for any reason, Beneficiary, in Beneficiary’s sole discretion and with or without cause, prefers to appoint a substitute trustee or multiple substitute trustees, or successive substitute trustees or successive multiple substitute trustees, to act instead of the original Trustee, Beneficiary shall have full power to appoint a substitute trustee (or, if preferred, multiple substitute trustees in succession) who shall succeed (and if multiple substitute trustees are appointed, each of such multiple substitute trustees shall succeed) to all the estates, rights, powers and duties of the aforenamed Trustee. Such appointment may be executed by any authorized agent of Beneficiary. Grantor hereby ratifies and confirms any and all acts that Trustee, or Trustee’s successor or successors in this trust, shall do lawfully by virtue hereof. If multiple substitute trustees are appointed, each of such multiple substitute trustees shall be empowered and authorized to act alone without the necessity of the joinder of the other multiple substitute trustees, whenever any action or undertaking of such substitute trustees is requested or required under or pursuant to this Security Instrument or applicable Laws. Any prior election to act jointly or severally shall not prevent either or both of such multiple substitute Trustees from subsequently executing, jointly or severally, any or all of their duties, rights, and obligations hereunder.

Security Instrument (Deed of Trust)	page 32

8.4 Perfection of Appointment. Should any deed, conveyance, or instrument of any nature be required from Grantor by any Trustee or substitute Trustee to more fully and certainly vest in and confirm to Trustee or any substitute trustee such estates, rights, powers, and duties, then, upon request by Trustee or substitute trustee, any and all such deeds, conveyances and instruments shall be made, executed, acknowledged, and delivered and shall be caused to be recorded and/or filed by Grantor.

8.5 Succession Instruments. Any substitute trustee appointed in accordance with applicable Laws, without any further act, deed or conveyance, shall become vested with all the estates, properties, rights, powers, and trusts of the substitute trustee’s predecessor in the rights hereunder with like effect as if originally named as Trustee herein; but nevertheless, upon the written request of Beneficiary or of the substitute trustee, the Trustee ceasing to act shall execute and deliver any instrument transferring to such substitute trustee, upon the trusts herein expressed, all the estates, properties, rights, powers, and trusts of the Trustee so ceasing to act, and shall duly assign, transfer and deliver any of the property and moneys held by such Trustee to the substitute trustee so appointed in such Trustee’s place.

8.6 No Representation by Trustee or Beneficiary. By accepting or approving anything required to be observed, performed, or fulfilled or to be given to Trustee or Beneficiary pursuant to the Loan Documents, neither Trustee nor Beneficiary shall be deemed to have warranted, consented to, or affirmed the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision, or condition thereof, and such acceptance or approval thereof shall not be or constitute any warranty or affirmation with respect thereto by Trustee or Beneficiary.

9.	MISCELLANEOUS PROVISIONS.

9.1 Additional Provisions. The Loan Documents fully state all of the terms and conditions of the parties’ agreement regarding the matters mentioned in or incidental to this Security Instrument. The Loan Documents also grant further rights to Beneficiary and contain further agreements and affirmative and negative covenants by Grantor that apply to this Security Instrument and to the Property.

9.2 No Waiver or Cure.

9.2.1 Each waiver by Beneficiary must be in writing, and no waiver shall be construed as a continuing waiver. No waiver shall be implied from any delay or failure by Beneficiary to take action on account of any default of Grantor. Consent by Beneficiary to any act or omission by Grantor shall not be construed as a consent to any other or subsequent act or omission or to waive the requirement for Beneficiary’s consent to be obtained in any future or other instance.

Security Instrument (Deed of Trust)	page 33

9.2.2 If any of the events described below occurs, that event alone shall not: cure or waive any breach, Event of Default or notice of default under this Security Instrument or invalidate any act performed pursuant to any such default or notice; or nullify the effect of any notice of default or sale (unless all Secured Obligations then due have been paid and performed and all other defaults under the Loan Documents have been cured); or impair the security of this Security Instrument; or prejudice Beneficiary or any receiver in the exercise of any right or remedy afforded any of them under this Security Instrument; or be construed as an affirmation by Beneficiary of any tenancy, lease or option, or a subordination of the lien of this Security Instrument.

9.2.2.1 Trustee or Beneficiary, its agent or a receiver takes possession of all or any part of the Property in the manner provided herein.

9.2.2.2 Automatic termination of the License to collect Rents and administer the Leases.

9.2.2.3 Beneficiary exercises any of its rights under the assignment of Leases and Rents or collects and applies Rents as permitted hereunder, either with or without taking possession of all or any part of the Property or assuming any of the Leases.

9.2.2.4 Beneficiary exercises any of its rights under the assignment of Contracts provided for herein or collects and applies any amounts due under the Contracts, either with or without taking possession of all or any part of the Property or assuming any of the Contracts.

9.2.2.5 Beneficiary takes any action to preserve its security hereunder or cure any default of Grantor under the Leases or Contracts.

9.2.2.6 Beneficiary or Trustee receives and applies to any Secured Obligation any proceeds of any Property, including any proceeds of insurance policies, condemnation awards, or other claims, property or rights assigned to Beneficiary under this Security Instrument.

9.2.2.7 Beneficiary makes a site visit, observes the Property and/or conducts tests as permitted under the Loan Documents.

9.2.2.8 Beneficiary or Trustee receives any sums under this Security Instrument or any proceeds of any collateral held for any of the Secured Obligations, and applies them to one or more Secured Obligations.

9.2.2.9 Beneficiary, Trustee or any receiver invokes any right or remedy provided under this Security Instrument.

9.3 Powers of Beneficiary.

9.3.1 If Beneficiary performs any act that it is empowered or authorized to perform under this Security Instrument, that act alone shall not release or change the personal liability of any person for the payment and performance of the Secured Obligations then outstanding, or the lien of this Security Instrument on all or the remainder of the Property for full payment and performance of all outstanding Secured Obligations. The liability of the original Grantor shall not be released or changed if Beneficiary grants any successor in interest to Grantor any extension of time for payment, or modification of the terms of payment, of any Secured Obligation. Beneficiary shall not be required to comply with any demand by the original Grantor that Beneficiary refuse to grant such an extension or modification to, or commence proceedings against, any such successor in interest.

Security Instrument (Deed of Trust)	page 34

9.3.2 Beneficiary may take any of the actions permitted under this Security Instrument regardless of the adequacy of the security for the Secured Obligations, or whether any or all of the Secured Obligations have been declared to be immediately due and payable, or whether notice of default and election to sell has been given under this Security Instrument.

9.3.3 From time to time, Beneficiary may apply to any court of competent jurisdiction for aid and direction in executing and enforcing the rights and remedies created under this Security Instrument. Beneficiary may from time to time obtain orders or decrees directing, confirming or approving acts in executing and enforcing these rights and remedies.

9.4 Assignment. All rights of Beneficiary hereunder shall inure to the benefit of its successors and assigns, and all obligations of Grantor shall bind its successors and assigns and any subsequent owner of the Property. All rights of Beneficiary in, to and under this Security Instrument shall pass to and may be exercised by any assignee of such rights of Beneficiary. Grantor hereby agrees that if Beneficiary gives notice to Grantor of an assignment of said rights, upon such notice, the liability of Grantor to the assignee of Beneficiary shall be immediate and absolute. Grantor will not set up any claim against Beneficiary or any intervening assignee as a defense, counterclaim, or setoff to any action brought by Beneficiary or any intervening assignee for any amounts due hereunder or for possession of or the exercise of rights with respect to the Leases, Rents, or Contracts.

9.5 No Offset. Grantor’s obligation to timely pay and perform all obligations under the Note, this Security Instrument, and the other Loan Documents shall be absolute and unconditional and shall not be affected by any event or circumstance, including any setoff, counterclaim, abatement, suspension, recoupment, deduction, defense or any other right that Grantor or any guarantor may have or claim against Beneficiary or any other person or entity. The foregoing shall not constitute a waiver of any claim or demand which Grantor or any guarantor may have in damages or otherwise against Beneficiary or any other person or entity if Grantor maintains a separate action thereon.

9.6 Imposition of Mortgage Tax. Grantor shall pay the cost of any Mortgage Tax due in connection with this Security Instrument or the indebtedness secured hereby. For purposes of this Section, “Mortgage Tax” means: (a) a specific tax on mortgages or other security instruments or on all or any part of the indebtedness secured by a mortgage or other security instrument; or (b) a specific tax on the owner of the Property covered by a mortgage or security instrument which the taxpayer is authorized or required to deduct from payments on debt secured by the mortgage or security instrument; or (c) a tax on property covered by a mortgage or security instrument chargeable against a lender, beneficiary or trustee or the holder of the note secured by the security instrument; or (d) a specific tax (other than an income tax or a gross receipts tax) on all or any portion of the Secured Obligations or on payments of principal and interest made by a grantor under a security instrument. If any Mortgage Tax is enacted subsequent to the date of this Security Instrument, enactment of the Mortgage Tax shall constitute an Event of Default, and Beneficiary may exercise any or all of the remedies available to it upon the occurrence of any Event of Default, unless the following conditions are met: (i) Grantor can lawfully pay the Mortgage Tax without causing any resulting economic disadvantage or increase of tax to Beneficiary or Trustee; and (ii) Grantor pays the Mortgage Tax (including any tax on the payment made) within thirty (30) days after notice from Beneficiary that the tax law has been enacted.

Security Instrument (Deed of Trust)	page 35

9.7 Merger. No merger shall occur as a result of Beneficiary’s acquiring any other estate in or any other lien on the Property unless Beneficiary consents to a merger in writing.

9.8 Joint and Several Liability. If Grantor consists of more than one person, each shall be jointly and severally liable for the faithful performance of all of Grantor’s obligations under this Security Instrument.

9.9 Successors in Interest. The terms, covenants and conditions of this Security Instrument shall be binding upon and inure to the benefit of the heirs, successors and assigns of the parties. However, this Section does not waive any prohibitions on assignment or transfer of the Property provided herein or in any of the other Loan Documents.

9.10 Interpretation.

9.10.1 Whenever the context requires, all words used in the singular will be construed to have been used in the plural, and vice versa, and each gender will include any other gender. The captions of the sections of this Security Instrument are for convenience only and do not define or limit any terms or provisions.

9.10.2 The word “include(s)” means “include(s), without limitation,” and the word “including” means “including, but not limited to.”

9.10.3 The word “or” has the inclusive meaning represented by the phrase “and/or.”

9.10.4 No listing of specific instances, items or matters in any way limits the scope or generality of any language of this Security Instrument. The Exhibits to this Security Instrument are hereby incorporated in this Security Instrument.

9.11 [intentionally deleted]

9.12 Waiver of Statutory Rights. To the fullest extent not prohibited by Law:

9.12.1 Grantor hereby agrees that it will not apply for or avail itself of any appraisement, valuation, stay, extension or exemption Laws, or any so-called “Moratorium Laws,” now existing or hereafter enacted, in order to prevent or hinder the enforcement or foreclosure of this Security Instrument, but hereby waives the benefit of such Laws.

Security Instrument (Deed of Trust)	page 36

9.12.2 Grantor for itself and all who may claim through or under it waives any and all right to have the property and estates comprising the Property marshaled upon any foreclosure of the lien hereof and agrees that any court having jurisdiction to foreclose such lien may order the Property sold as an entirety.

9.12.3 Grantor hereby waives any and all rights of redemption from sale under any judgment of foreclosure of this Security Instrument on behalf of Grantor and on behalf of each and every person acquiring any interest in or title to the Property of any nature whatsoever, subsequent to the date of this Security Instrument, and agrees to take any and all further actions as may be necessary to waive the right of redemption.

9.12.4 Grantor hereby waives any defense of laches and all statutes of limitation with respect to enforcement of this Security Instrument.

9.12.5 Grantor hereby waives any rights or remedies on account of any extensions of time, releases granted or other dealings between Grantor and any subsequent owner of the Property as said activities are contemplated or otherwise addressed in N.C.G.S. Sec. 45-

45.1 or any similar or subsequent law.

9.13 Severability. If any provision of this Security Instrument is held unenforceable or void, that provision shall be deemed severable from the remaining provisions and shall in no way affect the validity of this Security Instrument except that if such provision relates to the payment of any monetary sum or has a material adverse effect on Beneficiary’s security for the Secured Obligations, then Beneficiary may, at its option, declare all Secured Obligations immediately due and payable.

9.14 Notices. Any notice, demand, request or other communication that any party hereto may be required or may desire to give hereunder shall be in writing and shall be deemed to have been properly given when made as provided in the Loan Agreement.

9.15 Beneficiary’s Lien for Service Charge and Expenses. At all times, regardless of whether any Loan proceeds have been disbursed, this Security Instrument secures (in addition to any Loan proceeds disbursed from time to time) the payment of any and all loan commissions, service charges, liquidated damages, expenses and advances due to or incurred by Beneficiary not to exceed the maximum amount secured hereby.

9.16 WAIVER OF TRIAL BY JURY. TO THE EXTENT ENFORCEABLE UNDER APPLICABLE LAW, GRANTOR AND BENEFICIARY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THAT THEY MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING IN ANY WAY IN CONNECTION WITH THIS SECURITY INSTRUMENT, THE NOTE, OR ANY OF THE OTHER LOAN DOCUMENTS, THE LOAN OR ANY OTHER STATEMENTS OR ACTIONS OF GRANTOR OR BENEFICIARY. GRANTOR ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS SECURITY INSTRUMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS DISCUSSED THIS WAIVER WITH SUCH LEGAL COUNSEL. GRANTOR FURTHER ACKNOWLEDGES THAT (i) IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER, (ii) THIS WAIVER IS A MATERIAL INDUCEMENT FOR BENEFICIARY TO MAKE THE LOAN, ENTER INTO THIS SECURITY INSTRUMENT AND EACH OF THE OTHER LOAN DOCUMENTS, AND (iii) THIS WAIVER SHALL BE EFFECTIVE AS TO EACH OF SUCH OTHER LOAN DOCUMENTS AS IF FULLY INCORPORATED THEREIN.

Security Instrument (Deed of Trust)	page 37

9.17 Inconsistencies. In the event of any inconsistency between this Security Instrument and the Loan Agreement, the terms hereof shall be controlling to the extent necessary to create, preserve, and/or maintain a valid security interest upon the Property; otherwise the provisions of the Loan Agreement shall be controlling.

9.18 Applicable Law. The creation, perfection, and enforcement of the lien of this Security Instrument shall be governed by the Laws of the state in which the Premises are located. In all other respects, this Security Instrument shall be governed by the substantive Laws of the jurisdiction governing the Loan Agreement.

9.19 State-Specific Provisions. The following state-specific terms and conditions shall control over any inconsistent provisions of this Security Instrument:

9.19.1 Power of Sale. Upon the occurrence of an Event of Default, the Beneficiary may notify the Trustee to exercise the power of sale granted hereunder and upon such notification it shall be lawful for and the duty of the Trustee, and the Trustee is hereby authorized and empowered to expose to sale and to sell the Property or any part thereof at public sale to the highest bidder for cash, in compliance with all applicable requirements of North Carolina law then governing the exercise of powers of sale contained in deeds of trust and upon such sale, the Trustee shall collect the purchase proceeds and convey title to the portion of the Property so sold to the purchaser in fee simple. In the event of a sale of the Property or any part thereof, the proceeds of sale shall be applied in the following order of priority: (i) to the payment of all costs and expenses for and in connection with the effecting of such sale and all proceedings (either before the Clerk of Superior Court or otherwise) for such sale, including a commission for the Trustee’s services as hereinafter provided and including reasonable attorney’s fees incurred by the Trustee for legal services actually performed; (ii) to the reimbursement of Beneficiary for all sums expended or incurred by the Beneficiary under the terms of this Security Instrument or to establish, preserve or enforce this Security Instrument or to collect the Secured Obligations secured hereby (including, without limitation, reasonable attorneys’ fees as provided herein or in any instruments evidencing the Secured Obligations secured hereby); (iii) to the payment of the Secured Obligations secured hereby and interest thereon and all other indebtedness hereby secured; and (iv) the balance, if any, shall be paid to the parties lawfully entitled thereto. The Grantor agrees that in the event of a sale hereunder, the Beneficiary shall have the right to bid at such sale and shall have the right to credit all or any portion of the Secured Obligations secured hereby against the purchase price. The Trustee shall have the right to designate the place of sale in compliance with applicable law and the sale shall be held at the place designated by the notice of sale. The Trustee may require the successful bidder at any sale to deposit immediately with the Trustee cash or certified check or cashier’s check in an amount up to five percent (5.0%) of the bid provided notice of such deposit requirement is published as required by law. The bid may be rejected if the deposit is not immediately made. Such deposit shall be refunded in case of an upset bid or if the Trustee is unable to convey the portion of the Property so sold to the bidder because the power of sale has been terminated in accordance with applicable law. If the purchaser fails to comply with its bid, the deposit may, at the option of the Trustee be retained and applied to any damages incurred by reason of such default (including, without limitation, liability to the extent that the final sales price is less than the bid plus all the costs of resale as provided in N.C.G.S. Section 45-21.30, as amended) or may be deposited with Clerk of Superior Court. In all other cases, the deposit shall be applied to the purchase price. Pursuant to Section 25-9-604 of the North Carolina General Statutes (or any amendment thereto), the Trustee is expressly authorized and empowered to expose to sale and sell together with the real estate any portion of the Property which constitutes personal property. If personal property is sold hereunder, it need not be at the place of sale. The Property may be sold in such parcels or lots as the Trustee may determine without regard to principles of marshalling and the Property may be sold at one sale or in multiple sales as determined by the Trustee. The exercise of the power of sale hereunder by the Trustee on one or more occasions shall not be deemed to extinguish the power of sale which power of sale shall continue in full force and effect until all of the Property shall have been finally sold and properly conveyed to the purchasers at the sales. The Trustee’s commission shall be five percent (5%) of the gross proceeds of the sale for a completed foreclosure. In the event foreclosure is commenced, but not completed, to the extent permitted under applicable Laws, the Grantor shall pay all expenses incurred by the Trustee, including reasonable attorneys’ fees, and a partial commission computed on five percent (5%) of the outstanding Secured Obligations in accordance with the following schedule: one-fourth (1/4th) thereof before the Trustee issues a notice of hearing on the right to foreclose; one-half (1/2) thereof after issuance of said notice; three-fourths (3/4ths) thereof after such hearing; and the full commission after the initial sale. Subject to the requirements and limits imposed by law, the Trustee may postpone sale of all or any portion of the Property by public announcement at such time and place of sale, and from time to time thereafter may postpone such sale by public announcement or subsequently noticed sale, and without further notice make such sale at the time fixed by the last postponement, or may, in its discretion, give a new notice of sale.

Security Instrument (Deed of Trust)	page 38

9.19.2 Interest Before and After Judgment. The Secured Obligations evidenced by the Note, all accrued and unpaid interest thereon and all other sums evidenced and/or secured by the Loan Documents shall bear interest at the Default Rate (as defined in the Loan Agreement and the other instruments evidencing the Secured Obligations) both before and after any judgment on the Secured Obligations.

9.19.3 Attorneys’ Fees. Whenever reference is made herein or in any of the Loan Documents to “attorneys’ fees,” “legal fees,” “counsel fees” or similar words, such reference shall mean reasonable fees of attorneys, paralegals and law clerks computed based upon the attorneys’, paralegals’ or law clerks’ normal hourly rates and the actual amount of time expended, and not the statutory attorneys’ fees provided by the N.C.G.S. § 6-21.2 or otherwise.

9.20 Counterparts. This Security Instrument may be executed in any number of counterparts and by different signatories hereto in separate counterparts, each of which when so executed shall be deemed to be an original but all of which taken together shall constitute one and the same instrument with the same effect as if all signatories hereto had signed the same signature page. Any signature page of this Security Instrument may be detached from any counterpart of this Security Instrument without impairing the legal effect of any signatures thereon and may be attached to another counterpart of this Security Instrument identical in form hereto but having attached to it one or more additional signature pages.

9.21 Notice of Indemnification. GRANTOR HEREBY ACKNOWLEDGES AND AGREES THAT THIS SECURITY INSTRUMENT CONTAINS CERTAIN INDEMNIFICATION PROVISIONS WHICH, IN CERTAIN CIRCUMSTANCES, COULD INCLUDE AN INDEMNIFICATION BY GRANTOR OF BENEFICIARY FROM CLAIMS OR LOSSES ARISING AS A RESULT OF BENEFICIARY’S OWN NEGLIGENCE.

9.22 Incorporation of Exhibits and Riders. The following Exhibits and Riders attached to this Security Instrument are incorporated herein and expressly made a part hereof by this reference:

9.22.1 Exhibit A – Legal Description

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURES APPEAR
ON THE FOLLOWING PAGE]

Security Instrument (Deed of Trust)	page 39

Executed under seal as of the date of this Security Instrument.

GRANTOR/DEBTOR:

TIMBERVIEW MHP LLC,
a North Carolina limited liability company

By:	Manufactured Housing Properties Inc.,
a Nevada corporation, its sole member and manager

By:	/s/ Jay Wardlaw III
Jay Wardlaw III, President

STATE OF NORTH CAROLINA

ss.

COUNTY OF MECKLENBURG

I, Alexander Q. Olliver a notary public of the above county and state, do hereby certify that Jay Wardlaw III, as the President of Manufactured Housing Properties Inc., a Nevada corporation, the sole member and manager of Timberview MHP LLC, a North Carolina limited liability company, personally appeared before me this day and acknowledged the due execution of the foregoing instrument on behalf of said company.

Witness my hand and official seal this 14th day of September, 2022

My Commission Expires: March 25, 2024

[AFFIX NOTARY SEAL]

ALEXANDER Q OLLIVER
Notary Public - North Carolina Mecklenburg County
My Commission Expires Mar 25, 2024

Signature Page to Security Instrument (Deed of Trust)

EXHIBIT A

DESCRIPTION OF PREMISES

BEGINNING at a point in the center of the intersection of State Road No. 1341 with State Road No. 1339; thence down the center of State Road No. 1339 North 35° 52’ West 1136.10 feet to a point of the center of State Road No. 1339; thence South 34° 51’ West 354 feet to a point, a common corner with A. F. Parrish in A. F. Parrish’s Eastern boundary; thence along A. F. Parrish’s Eastern boundary the following courses and distances: South 15° 22’ West 68.67 feet; South 31° 29’ West 74.48 feet; South 18° 02’ West 156.33 feet; South 21° 17’ West 247.50 feet; South 27° 06’ East 211.22 feet; South 20° 58’ East 144.36 feet; South 04° 10’ East 193.50 feet; South 22° 56’ West 223 feet; South 15° 09’ West 365.25 feet; South 20° 54’ West 397.70 feet; South 39° 09’ West 745.65 feet; South 04° 37’ West 105.36 feet; South 36° 44’ West 108.32 feet, a common corner with A. F. Parrish and the Fuller heirs thence along the northern boundary of the Fuller heirs South 83° 38’ East 1443.21 feet crossing State Road No. 1341 to a point in the western boundary of Clayton Kinley; thence North 6° 21’ West 888 feet crossing State Road No. 1341 to a point; thence North 10° 50’ feet East 1694.22 feet to the point and place of the beginning, containing 63 acres, more or less.

LESS AND EXCEPT that certain Tract described as “New Tract 1” containing 7.766 acres, per a plat of survey for Clayton A. Stoneman, which said plat is duly recorded in Plat Book 154, at Page 18, in the Office of the Register of Deeds for Randolph County, North Carolina.

SAVE AND EXCEPT a portion of the Land consisting of 2.29 acres, more or less, conveyed to Clayton A. Stoneman and wife, Barbara Stoneman by North Carolina General Warranty Deed recorded in Book 2617 Page 1342 and shown on Plat Book 22. Page 13.

Less and except that property shown on Deed from Carey Rhoades and wife, Arlene M. Rhoades to Esteban Fabian Lopez-Hernandez and wife, Cynthia Darlene Lopez dated October 17, 2008 and recorded in Book 2100, Page 922, said property being described as follows:

BEGINNING at an iron pipe located within State Road No. 1341 at a point nine feet west of the center line of State Road No. 1341, said beginning point also being located 354 feet South of the center line of State Road No. 1339, running thence along a line within State Road No. 1341 South 10 degrees 34 minutes West 247.50 feet to an iron stake; thence along H. C. Pierce’s line North 78 degrees 10 minutes 20 seconds West 255.41 feet to an iron stake; thence North 19 degrees 04 minutes East 195.70 feet to an iron stake; thence North 88 degrees 31 minutes East 231.52 feet to the beginning and containing 1.212 acres, more or less. The above description was prepared from a plat of a survey made by Clotus Craven, Surveyor, entitled “Survey for Ray Thomas York and wife, Wanda Maynard York”, dated May 3, 1982.

The above-described property being more recently shown on survey entitled ALTA/NSPS Land Title Survey, Timberview Mobile Home Park, dated July 22, 2022, last revised September 14, 2022, by Jimmy F. Cain, PLS, L-2498, as follows:

BEGINNING at the centerline intersection of Ross Wood Road (SR 1339) with the centerline of Loflin Hill Road (SR 1341) and runs thence with the centerline of Loflin Hill Road the following ten (10) courses and distances:

1)	S 36°56’11” W a distance of 0.13’ to the point of curvature;

Security Instrument (Deed of Trust)	Exhibit A

2)	thence with a curve turning to the left with an arc length of 338.85’, with a radius of 740.00’, with a chord bearing of S 23°49’06” W, with a chord length of 335.90’ to the point of tangency;

3)	S 10°42’01” W a distance of 55.98’;

4)	with a curve turning to the right with an arc length of 109.67’, with a radius of 1000.00’, with a chord bearing of S 13°50’31” W, with a chord length of 109.61’;

5)	S 16°59’01” W a distance of 430.99’;

6)	with a curve turning to the right with an arc length of 68.63’, with a radius of 1000.00’, with a chord bearing of S 18°56’59” W, with a chord length of 68.62’;

7)	S 20°54’57” W a distance of 366.37’;

8)	with a curve turning to the left with an arc length of 289.83’, with a radius of 600.00’, with a chord bearing of S 07°04’39” W, with a chord length of 287.02’;

9)	S 06°45’39” E a distance of 535.59’;

10)	with a curve turning to the right with an arc length of 148.82’, with a radius of 825.00’, with a chord bearing of S 01°35’36” E, with a chord length of 148.62’;

thence leaving the said centerline of Loflin Hill Road and running N 85°48’46” W a distance of 27.02’ to a found disk, described corner of the Deanna Shelton property as found in Deed Book 2096 Page 428 of the Randolph County Registry; thence continuing with the said Shelton property and past running with the Mark Braswell property as found in Deed Book 2355 Page 1467 of the said registry N 85°48’46” W a distance of 1390.63’ to a found stone on the bank of the creek; thence following the creek generally the following ten (10) courses and distances:

1)	N 34°33’14” E a distance of 108.32’;

2)	N 02°26’14” E a distance of 105.56’;

3)	N 36°58’14” E a distance of 745.65’;

4)	N 18°43’14” E a distance of 397.70’;

5)	N 12°58’14” E a distance of 365.25’;

6)	N 20°45’14” E a distance of 221.00’;

Security Instrument (Deed of Trust)	Exhibit A

7)	N 06°20’46” W a distance of 193.50’;

8)	N 23°08’46” W a distance of 144.56’;

9)	N 29°18’45” W a distance of 164.24’;

10)	N 14°04’20” E a distance of 95.89’ to a corner of the Clayton Stoneman property as found in Deed Book 1849 Page 1970, and also depicted on Plat Book 154 Page 18 of the Randolph County Registry;

Thence running with the said Stone man property S 47°10’32” E a distance of 442.67’ to a point; thence continuing with the said Stoneman property N 25°50’41” E a distance of 721.34’ to a point in the centerline of Ross Wood Road (SR 1339); thence running along the centerline of Ross Wood Road S 47°07’31” E a distance of 719.44’ to the POINT AND PLACE OF BEGINNING.

SAVE AND EXCEPT:

Less and except that property shown on Deed from Carey Rhoades and wife, Arlene M. Rhoades to Esteban Fabian Lopez-Hernandez and wife, Cynthia Darlene Lopez dated October 17, 2008 and recorded in Book 2100, Page 922, said property being described as follows:

BEGINNING at an iron pipe located within State Road No. 1341 at a point nine feet west of the center line of State Road No. 1341, said beginning point also being located 354 feet South of the center line of State Road No. 1339, running thence along a line within State Road No. 1341 South 10 degrees 34 minutes West 247.50 feet to an iron stake; thence along H. C. Pierce’s line North 78 degrees 10 minutes 20 seconds West 255.41 feet to an iron stake; thence North 19 degrees 04 minutes East 195.70 feet to an iron stake; thence North 88 degrees 31 minutes East

231.52 feet to the beginning and containing 1.212 acres, more or less. The above description was prepared from a plat of a survey made by Clotus Craven, Surveyor, entitled “Survey for Ray Thomas York and wife, Wanda Maynard York”, dated May 3, 1982.

Security Instrument (Deed of Trust)	Exhibit A